Filed pursuant to Rule 424(b)(5)
Registration No. 333-293495

Prospectus Supplement

(To Prospectus dated February 17, 2026)

Regency Centers Corporation

Dividend Reinvestment and Stock Purchase Plan

100,000 Shares of Common Stock

Regency Centers Corporation is pleased to offer the opportunity to participate in the Regency Centers Corporation Dividend Reinvestment and Stock Purchase Plan described in this prospectus supplement (the “Plan”). The Plan provides a convenient and economical way for existing shareholders to purchase shares of our common stock, $0.01 par value (our “Common Stock”), and to reinvest cash dividends in additional shares of our Common Stock.

This prospectus supplement relates to up to 100,000 shares of Common Stock to be offered for purchase under the Plan.

As described in more detail in this prospectus supplement, the Plan offers several benefits to its participants (“participants,” “you,” or “your”), including:

•

Limited Costs to Buy or Sell Shares. The Plan allows you to purchase shares of our Common Stock in a convenient manner without incurring transaction/processing fees; however, you will be required to pay nominal brokerage/administrative fees for sales of shares under the Plan.

•	Build Investment Over Time. You can build your investment over time. Investments may not exceed $10,000 per quarter.

•

Convenient Reinvestment of Dividends. Holders of our Common Stock can increase their holdings in Regency by reinvesting all or some of the cash dividends paid on their Common Stock in additional shares of Common Stock without incurring transaction/processing fees.

•	Convenient Payment Options. You can invest through automatic withdrawals from your bank account.

•	Cost Free Maintenance and Recordkeeping. Participants receive cost-free maintenance of shares in book-entry form and detailed recordkeeping and reporting under the Plan.

The Plan is administered by the Company’s transfer agent, Broadridge Corporate Issuer Solutions, LLC (“Broadridge”) at the expense of Regency.

Our Common Stock is traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “REG.” On April 9, 2026, the last reported sale price of our Common Stock was $78.35. Shares of Common Stock offered under the Plan to persons or entities who are not current shareholders of Regency are offered through a registered broker/dealer.

Please read this prospectus supplement carefully and keep it for future reference. If you have any questions about the Plan, please contact the Plan Administrator for Regency (the “Plan Administrator”) through the methods described under the heading “Description of the Plan—Who Administers the Plan for Participants.”

Investing in our Common Stock involves risks. See “Risk Factors” in this prospectus supplement and in our latest annual report on Form 10-K.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 10, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information with respect to this offering of Common Stock. You should only assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. This document may only be used where it is legal to sell Common Stock. We are not making an offer of Common Stock in any state where the offer is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus dated February 17, 2026, gives more general information, some of which may not apply to this offering.

In this prospectus supplement and the accompanying prospectus, we provide you with specific information about the Common Stock we are selling as part of the Plan and about the Plan itself. This prospectus supplement does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit for a complete description.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference. We have not authorized anyone to provide you with different information or to make any representation not contained in this prospectus supplement and the accompanying prospectus. If you receive any other information or representations, you should not rely on it. This prospectus supplement and the accompanying prospectus does not constitute an offer by the Company to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the respective dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

The information found on, or otherwise accessible through any website referenced in this prospectus supplement and the accompanying prospectus is not incorporated into, and does not form a part of, this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Regency,” “the Company,” “we,” “us,” and “our” refer to Regency Centers Corporation and its direct and indirect subsidiaries and references to “Common Stock” or “shares” refer to our common stock, $0.01 par value.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

Our filings are also available on our website at www.regencycenters.com, as soon as administratively possible after we submit such material to the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed below under the heading “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus supplement. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of this offering:

•	Combined annual report of Regency Centers Corporation and Regency Centers, L.P. on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”);

•	The information specifically incorporated by reference into the 2025 Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2026;

•

Our Current Reports on Form 8-K dated February 4, 2026 (filed with the SEC on February 6, 2026), February  17, 2026 (filed with the SEC on February 17, 2026), February  18, 2026 (filed with the SEC on February 23, 2026) and March  11, 2026 (filed with the SEC on March 11, 2026); and

•	The description of Common Stock contained in Exhibit 4(d) to our 2025 Annual Report.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Regency Centers Corporation

Attn: Capital Markets

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(904) 598-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those listed below. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC, which provide much more information and detail on the risks described below. If any of the events described in the following risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environment

•

Macroeconomic, political, and geopolitical conditions and governmental policies may adversely impact consumer confidence and spending and the businesses of our tenants and could, in turn, adversely impact our business.

•	Changes in interest rates may adversely impact our cost to borrow, real estate valuation, stock price, and ability to raise capital through issuance of debt and equity.

•	Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations.

Risk Factors Related to Pandemics or other Public Health Crises

•

Pandemics or other public health crises, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

•

Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up, as well as autonomous delivery systems, may adversely impact our revenues, results of operations, and cash flows.

•	Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow.

•	Our success depends on the continued presence and success of our “anchor” tenants.

•

A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change.

•	We may be unable to collect balances due from tenants in bankruptcy.

•	Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases.

•	Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have an adverse effect on us.

Risk Factors Related to Real Estate Investments

•	Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income.

•	We face risks associated with development, redevelopment, and expansion of properties.

•	We face risks associated with the development of mixed-use commercial properties.

•	We face risks associated with the acquisition of properties.

•	We may be unable to sell properties when desired because of market conditions.

•	Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

•	Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs.

•	Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

•

An increased and differing focus on metrics and reporting related to environmental, social and governance factors by investors, lenders and other stakeholders may impose additional costs and expose us to new risks.

•	An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties.

•	Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

•	We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued.

•	The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

•

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties, which may adversely affect results of operations and financial condition.

•	We depend on external sources of capital, which may not be available in the future on favorable terms or at all.

•	Our debt financing may adversely affect our business and financial condition.

•	Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition.

•	Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

•

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact.

•

Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition.

•

The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and Regency’s Qualification as a REIT

•	If Regency fails to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, it would be subject to federal income tax at regular corporate rates.

•	Dividends paid by REITs generally do not qualify for reduced tax rates.

•	Legislative or other actions affecting REITs may have a negative effect on us or our investors.

•	Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

•	Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to Regency’s Stock

•	Restrictions on the ownership of Regency’s capital stock to preserve its REIT status may delay or prevent a change in control.

•	The issuance of Regency’s capital stock may delay or prevent a change in control.

•	Ownership in Regency may be diluted in the future.

•

Regency’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

•	There is no assurance that we will continue to pay dividends at current or historical rates.

OUR COMPANY

Regency Centers Corporation is a REIT and the general partner of Regency Centers, L.P. Regency Centers Corporation invests in and operates a portfolio of primarily grocery-anchored community and neighborhood shopping centers through Regency Centers, L.P. As the sole general partner of Regency Centers, L.P., Regency Centers Corporation has exclusive control of the Regency Centers, L.P.’s day-to-day management. All of Regency Centers Corporation’s operating, investing and financing activities, including the issuance of common or preferred partnership units, are generally executed by Regency Centers, L.P., its wholly-owned subsidiaries and its investments in co-investment partnerships with third party investors. As of December 31, 2025, Regency Centers Corporation owned approximately 97.9% of the units in Regency Centers, L.P. and the remaining limited units are owned by investors. Regency Centers Corporation’s common stock is traded on The NASDAQ Global Select Market under the symbol “REG.”

A more complete description of the business of the Company and its recent activities can be found in documents listed under “Incorporation by Reference.”

The principal executive offices of Regency are located at One Independent Drive, Suite 114, Jacksonville, Florida 32202 and our telephone number is (904) 598-7000.

RISK FACTORS

Investing in our Common Stock involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may affect our business, financial condition and/or future operating results.

Risks Relating to Participation in the Plan

You will not know the price of the shares of Common Stock you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.

The price of shares of our Common Stock may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization. You may purchase shares at a purchase price that is more or less than the price that you would pay if you acquired shares on the open market on the related dividend payment date or the date or dates on which the Plan Administrator arranges purchases of shares of our Common Stock for the Plan. In addition, you may not know the actual number of shares of Common Stock that you have purchased until after the applicable purchase date.

You may not be able to direct the specific time or price at which your shares are sold under the Plan.

If you instruct the Plan Administrator to arrange for the sale of shares of Common Stock under the Plan, you will not be able to direct the time and price at which such shares are sold. The price of our Common Stock may decline between the time you decide to sell your shares and the time of actual sale. You may sell shares of our Common Stock under the Plan at a sales price that is more or less than the price that you would receive if you sold the shares on the open market on the date or dates on which the shares are sold under the Plan. In addition, you cannot pledge shares of Common Stock deposited in your Plan account until the shares are withdrawn from the Plan.

We have not established a minimum dividend payment level for our Common Stock, and there are no assurances of our ability to pay dividends on our Common Stock in the future.

We have not established a minimum dividend payment level for our Common Stock. Further, our ability to pay dividends may be affected by the risk factors described in our most recent Annual Report on Form 10-K and other documents incorporated by reference herein. The declaration of future dividends on our Common Stock is subject to the discretion of our Board of Directors and depends on various factors, including our earnings, financial condition, cash requirements, future prospects, and other factors that our Board of Directors deems relevant to its analysis and decision making. There are no assurances of our ability to pay dividends on our Common Stock in the future.

There is no price protection for your shares of Common Stock held in the Plan.

Your investment in shares of Common Stock held in the Plan will be exposed to changes in market conditions and changes in the market value of such shares. Your ability to liquidate or otherwise dispose of shares of Common Stock held in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares of Common Stock held in the Plan in time to react to market conditions. The Plan accounts are not insured or protected by any entity and are not guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Accordingly, your investment may lose value.

You will not receive interest on funds submitted to the Plan Administrator.

No interest will be paid by us or the Plan Administrator on the amounts of any dividends paid on our Common Stock held by the Plan Administrator pending reinvestment or investment. In addition, optional cash payments of less than applicable minimum amounts and of any optional cash payment which exceeds the maximum transaction purchase limit of $10,000 will be returned to you in full without interest.

DESCRIPTION OF THE PLAN

The following questions and answers explain the provisions of the Plan.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to promote long-term ownership in Regency by providing a simple, economical, and convenient way for eligible investors to make continuing investments in our Common Stock without payment of a brokerage fee or other service charge for purchases. The Plan also provides participants with a convenient way to transfer and sell Common Stock.

Features

2.	What are some of the features of the Plan?

Enrollment. Regency will pay any transaction fee and brokerage commission in connection with the purchase of shares through the Plan. You will, in all events, be responsible for brokerage fees or commissions payable on the sale of shares of our Common Stock under the Plan.

•	Optional Cash Investments. Participants in the Plan may invest up to $10,000 per calendar quarter (minimum optional cash investment $50) through optional cash payments for shares of Common Stock.

•

Automatic Reinvestment of Dividends. You can also increase your holdings of Common Stock through automatic reinvestment of all or some of your cash dividends. You can elect to reinvest all or a percentage of your dividends in Common Stock. The Plan participants may have cash dividends that are not reinvested deposited directly into a designated account with a U.S. financial institution.

•	Automated Transactions. You can execute many of your Plan transactions online or by phone if you have established automated privileges.

•

Minimum Share Balance Requirement. Participants must maintain a balance of at least one share to keep their Plan account open. The Plan Administrator reserves the right to arrange for the sale, without prior notification, of all partial shares in an account in which the share balance fails to meet the one-share minimum requirement after 12 months of participation in the Plan.

Administration

3.	Who administers the Plan for participants?

Broadridge (the “Plan Administrator”), administers the Plan as agent for the participating shareholders, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Broadridge engages a registered broker-dealer to execute the purchases and sales of Common Stock. Common Stock purchased under the Plan will be registered in the name of Broadridge, as Plan Administrator, or Broadridge’s nominee as agent for participants in the Plan. Broadridge is the transfer agent and registrar for the Common Stock.

Any correspondence regarding the Plan should be directed to the Plan Administrator through one of the below methods:

Internet

http://shareholder.broadridge.com/REG

Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.

To enroll in the Plan complete and submit an Enrollment Form. You have a choice of submitting a physical Enrollment Form which may be obtained from our website at http://shareholder.broadridge.com/REG under the “Need a Form?” drop down or by calling Customer Service at 1-855-449-0975. Broadridge will hold any personal information you provide, as administrator of the Plan and on behalf of the participating issuing company, pursuant to our Privacy Statement, which can be found at https://investor.broadridge.com.

Email

shareholder@broadridge.com

Telephone

1-855-449-0975Toll-Free

720-378-5970 outside the United States

Shareholder Relations Specialists are available Monday through Friday, from 9:00 a.m. to 6:00 p.m. EST.

You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence:

Broadridge Corporate Issuer Solutions, LLC

P.O. Box 1342 Brentwood, NY 11717

For Purchase or Sales Requests:

Standard Mail: Broadridge Corporate Issuer Solutions, LLC P.O. Box 1342 Brentwood, NY 11717	Overnight Packages: Broadridge Corporate Issuer Solutions, LLC Attn: IWS. 1155 Long Island Ave Edgewood, NY 11717

Participation

4.	Who is eligible to participate?

Any person or entity that is currently a holder of Regency’s Common Stock is eligible to participate in the Plan. If you live outside the United States, you should make sure that participation would not violate any laws or regulations in the country in which you reside.

However, we reserve the right to deny, modify, suspend or terminate participation by any person or entity in our sole discretion.

5.	Can beneficial owners who are not record shareholders participate?

Some beneficial owners have their shares held of record by a bank, broker, or other nominee. Certain nominees may permit the beneficial owners to reinvest their dividends in shares of Common Stock under the Plan.

Participation in the Plan through brokers may be on terms and conditions which differ from those set forth in this prospectus supplement, in which case the terms and conditions set by each such broker shall govern. Regency shall not be responsible for the terms of any such participation, including the tax consequences thereof. The term “participant” as used in this prospectus supplement refers to shareholders of record participating directly in the Plan.

6.	How do I participate?

Current shareholders holding in their own name. If you currently own shares of our Common Stock and the shares are registered in your name, you may join the Plan by going online, or by signing an Enrollment Form and returning it to the Plan Administrator. The Enrollment Form may be obtained online at http://shareholder.broadridge.com/REG, by submitting a written request to the Plan Administrator or by calling the Plan Administrator.

Current shareholders holding through a bank, broker, or other nominee. If you currently own shares of our Common Stock and the shares are registered in the name of a bank, broker or other nominee, arrange for the bank, broker or other nominee to register in your name the number of shares of our Common Stock that you want to include in the Plan. You can then enroll as a shareholder of record, as described above. Once the Plan Administrator receives your transferred shares of Common Stock from your brokerage account, you will receive an account statement. In addition, certain nominees may permit beneficial owners to reinvest their dividends in shares of Common Stock under the Plan while the shares are held in the name of the nominee.

7.	When may a shareholder join the Plan?

Current shareholders may join the Plan at any time. If the Enrollment Form is received by the Plan Administrator five business days before a given dividend record date, that dividend will be used to purchase new shares of Common Stock for the shareholder. If the Enrollment Form is received by the Plan Administrator after the above mentioned timeframe, that dividend will be paid in cash and the reinvestment of the shareholder’s dividends will commence with the following dividend. Any optional cash payments sent by the shareholder, however, will be invested as set forth in this plan.

8.	What are my investment options under the Plan?

The Enrollment Form provides options for shareholders to participate in the Plan. As a participant in the Plan, you may elect to reinvest all or part of the dividends from your Common Stock for the purchase of additional shares. You must select one of the dividend options on the Enrollment Form. If you complete and return an Enrollment Form without selecting a dividend option, your dividends will automatically be fully reinvested to purchase additional shares. Reinvestment or payment of your dividends will be subject to any applicable U.S. withholding taxes.

Full Dividend Reinvestment — All cash dividends payable on shares of our Common Stock held in the Plan, along with any shares held through book-entry Direct Registration Shares (DRS), will be used to purchase additional shares. Under this option, a participant will not receive any cash dividend declared on our Common Stock; instead, all dividends will be reinvested. Whole and fractional shares will be allocated to the participant’s Plan account.

Partial Dividend Reinvestment — A participant may elect to reinvest a portion of the dividend and receive the remainder in cash. The percentage elected will be applied against the total shares held in the Plan, along with any shares held through DRS. The cash portion of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account.

An example of partial reinvestment by percentage: A participant has a total of 150 shares; 120 shares are held in the Plan and 30 shares held through DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 shares having dividends reinvested and 75 shares having dividends paid in cash.

Optional Cash Investments Only (No Dividend Reinvestment) — You can elect optional cash investments only. None of the dividends on shares registered in your name or in your Plan account will be reinvested, but will instead be paid in cash to you.

You may also send in optional cash with any of the above options.

To authorize automatic bank deposit of cash dividends, complete a Direct Deposit of Dividends Authorization Form. You may change your reinvestment option at any time online or by sending written notice to Broadridge. Notices received five business days before a dividend record date will be effective for that dividend. Notices received after the above timeframe will not be effective until after that dividend has been paid.

9.	How are dividend amounts determined?

The declaration of future dividends on our Common Stock is subject to the discretion of our Board of Directors and depends on various factors, including our net earnings, financial condition, cash requirements, future prospects, and other factors that our Board of Directors deems relevant to its analysis and decision making.

10.	If I join the Plan, must I own a minimum number of shares?

Yes. Participants must maintain a balance of at least one share to keep their Plan account open. The Plan Administrator reserves the right to arrange for the sale, without prior notification, of all partial shares in an account in which the share balance fails to meet the one-share minimum requirement after the applicable period of participation in the Plan.

11.	What are the costs to persons who participate in the Plan?

There are no expenses charged to participants in connection with purchases of shares under the Plan. All costs of administering the Plan and any brokerage fees or other service charges incurred as a result of open market purchases of shares will be paid by Regency; however, you will be required to pay brokerage fees or commissions for sales of shares under the Plan.

Purchases

12.	What is the source of shares purchased under the Plan?

Shares purchased under the Plan will, at our option, be (i) purchased directly from us from our authorized but unissued shares, (ii) purchased in the open market or in privately negotiated transactions or (iii) a combination of the foregoing. The Plan Administrator has full discretion as to all matters relating to open market purchases, including determination of the broker or brokers to be used, the number of shares, if any, to be purchased on any day or at any time of day, the price paid for such shares, the markets on which shares are purchased (including on any securities exchange, in the over-the-counter market or in negotiated transactions) and the persons (including brokers and dealers) from or through whom such purchases are made. The Plan Administrator may grant a broker discretion as to any or all of the matters described above.

13.

How will Regency determine whether shares purchased under the Plan will be purchased directly from Regency, from authorized but unissued shares or purchased in the open market or privately negotiated transactions?

Whether or not we provide authorized but unissued shares for purchase is at our sole discretion. We anticipate that any such decision will be based upon certain factors, including, but not limited to, prevailing market conditions, the level of participation in the Plan, our current and projected capital needs, and available sources of capital.

14.	What is the purchase price of shares purchased under the Plan?

Shares purchased from Regency. The price per share of shares purchased directly from Regency will be the closing price of the Common Stock on the relevant investment date as reported on the Nasdaq Global Select

Market. If no trading in the Common Stock occurs on the investment date, the purchase price will be determined as of the last trading date preceding such investment date.

Shares purchased in the open market. The price of shares purchased in the open market or in negotiated transactions will be the weighted average price at which the shares are actually purchased for Plan accounts. The Plan Administrator may, in its discretion, commingle participants’ funds for the purpose of purchasing shares.

Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, participants may lose any advantage otherwise available from being able to select the timing of their investment. Participants’ accounts will be credited with the number of full and fractional shares, computed to three decimal places.

15.	When will shares be purchased under the Plan?

Optional cash investments. Any one-time or recurring optional cash investment generally will be invested within five business days from receipt of the applicable payment, and no later than 35 trading days, except where postponement is necessary to comply with Regulation M under the Securities Exchange Act of 1934 or other applicable provisions of securities law. With respect to purchases for the participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants of the Plan. Purchases may be subject to certain fees and conditions. The Plan Administrator schedules purchases of shares for optional cash investments through a registered broker dealer (a) at least once a week or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date. Participants may obtain the date of the next scheduled investment date by contacting the Plan Administrator by telephone or online.

Dividend reinvestment. Cash dividends will be reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, the business day next following the dividend payment date. The Plan Administrator will invest Regency dividend funds as soon as administratively possible and no later than 30 trading days, following the dividend payable date. If a participant’s Enrollment Form is received by the Plan Administrator five business days before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Enrollment Form is received by the Plan Administrator after such timeframe, dividend reinvestment will not begin until the dividend payment date following the next record date.

16.	How many shares will be purchased for you?

The number of shares to be purchased depends on the amounts of your dividend or optional cash payments and the price of the shares determined. Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the amount of your cash dividend and the amount of your optional cash payment divided by the purchase price per share.

Optional Cash Payments

17.	How are optional cash payments made?

By Check. Optional cash payments for the purchase of additional shares of Common Stock under the Plan may be made by a participant at any time by accessing their account at http://shareholder.broadridge.com/REG or by enclosing a check with the tear-off portion of the statement of account received after each investment. The tear-off portion must be used whenever an optional cash payment is made by an existing participant. All optional cash payments should be sent to the Plan Administrator.

By Automatic Cash Withdrawal and Investment Service. The Automatic Cash Withdrawal and Investment Service is a convenient method to have money automatically withdrawn from a checking or savings account and invested in your Plan account, thus eliminating the need to write and mail checks. Once automatic deductions have begun, funds will be withdrawn from the participant’s designated bank account on or about the 25th of the month. Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their bank account statements. To enroll in the Automatic Cash Withdrawal and Investment feature of the Plan you must access your account online by visiting http://shareholder.broadridge.com/REG or complete and sign the Automatic Cash Withdrawal and Investment Service section on the Enrollment Form and return it to the Plan Administrator.

Participants may change the amount of their automatic optional cash payments online or by completing a new Enrollment Form and submitting it to the Plan Administrator. Participants may terminate their automatic optional cash payments by notifying the Plan Administrator online, or in writing. To be effective with respect to the next investment date, the new Enrollment Form or termination notice must be received by the Plan Administrator at least fifteen business days preceding such investment date.

As an added security measure, Broadridge may apply a five business-day hold period to the initial association of banking account information to investor accounts as well as changes made to established direct deposit or direct debit instructions. This hold period is a method of preventing unauthorized transactions.

18.	When should optional cash payments be sent?

Participants may obtain the date of the next scheduled investment date for optional cash investments by contacting the Plan Administrator by telephone or online. Funds for optional cash payments made by check must be received by the Plan Administrator at least two business days prior to the applicable investment date to be invested on that investment date. No interest will be paid on optional cash payments received and held pending investment. Consequently, it will normally be in your best interest to submit any payments made by check such that it is received by the Plan Administrator shortly before (but no later than two business days prior to) the applicable investment date.

If any optional cash contribution, including payment by check or automatic withdrawal, is returned to the Plan Administrator unpaid for any reason, the Plan Administrator will remove from your account any shares purchased upon prior credit of such funds, and will arrange for the sale of these shares. The Plan Administrator may arrange for the sale of other shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may arrange for the sale of additional shares as necessary to cover any market loss incurred by the Plan Administrator.

The optional cash payment feature is designed to meet your particular cash situation and investment intent at any given time. You are not obligated to make optional cash payments or to continue to do so. The amount of optional cash payments may also vary, subject to the minimum optional cash investment of $50 and the quarterly maximum of $10,000. We may suspend the optional cash payment feature at any time.

During the period that an optional cash payment is pending investment, the collected funds in the possession of the Plan Administrator may be invested in certain “Permitted Investments,” including any money market mutual funds registered under the Investment Company Act of 1940 (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provide management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

19.	May I execute Plan transactions by going online?

We encourage you to access your account information online to perform transactions. Accounts that are registered in the name of an investment club, corporation, or partnership will not be allowed online access for transactions. Please note that additional access restrictions may apply.

Once you have activated your account online, you can also:

•	Authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

•	Consent for electronic delivery of statements including tax forms;

•	Sell some or all of your Plan shares; and

•	Elect to view statements, tax forms, and company communications. You will receive an email notification when new documents are available for viewing.

Certain restrictions may apply.

Sales

20.	How can I sell Plan shares?

You may request that the Plan Administrator facilitate the sale of some or all of the shares held in your Plan account. Sales under the Plan are usually made through a broker engaged by the Plan Administrator, who will receive a brokerage commission per share sold to be deducted from the cash proceeds paid to you. Typically, the shares are sold through the exchange on which the Common Shares are traded. Depending on the number of shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, or Day Limit Order, however all sales options may not be available at all times and options are pending availability at the Plan administrator.

Batch Order (online, mail, phone) - The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day.

Alternatively, you may choose to sell shares in your Plan account through a broker of your choice, in which case you should contact your broker about transferring shares from your Plan account to your brokerage account.

Proceeds from sales made under the Plan will be net of any fees to be paid by the participant. The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN or Form W-8BEN-E, as applicable, for non-U.S. citizens may be subject to U.S. federal withholding taxes.

Withholding taxes can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at http://shareholder.broadridge.com/REG. Please see “Supplemental United States Federal Income Tax Considerations” below for more information regarding the tax basis of shares acquired through the Plan.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail four business days after trade date. If a participant submits a request to sell all or part of Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit.

Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account.

Our share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

21.	Do I have control over the specific time that my shares will be sold?

Because the Plan Administrator will arrange for the sale of shares on behalf of the Plan, neither Regency nor any participant in the Plan has any authority or power to control the timing or pricing of shares sold or the selection of the broker making the sale. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of our Common Stock. That is, if you send in a request to sell shares, it is possible that the market price of Common Stock could go down or up before the Common Stock is sold. In addition, you will not earn any type of interest in connection with a sales transaction.

Reports

22.	What kind of reports will I receive?

Account statements. You will receive statements of your account following each reinvestment of dividends and each investment of an optional cash payment. These statements are your continuing records of the cost of your purchases and should be retained for income tax purposes.

•

Shareholder communications. As a Regency shareholder, you will receive copies of materials sent to record holders of our Common Stock, including annual reports, notices of annual meetings and proxy statements.

•

Annual IRS information returns. You will receive an annual statement that reports dividends paid to you as well as gross proceeds from the sale of any of your Plan shares. See “Supplemental United States Federal Income Tax Considerations” below.

Dividends

23.	Will participants be credited with dividends on fractional shares?

Yes. If a dividend, or a combination of a dividend and optional cash payment, is not large enough to purchase a full share, the participant will be credited with a fractional share computed to three decimal places. Fractional shares will be entitled to dividends in the same manner as full shares.

Participants should recognize that they are entitled to a dividend only if declared by Regency’s Board of Directors.

Certificates

24.	Will certificates be issued to me for Common Stock purchased?

Shares of Common Stock purchased under the Plan will be registered in the name of Broadridge, or its nominee, as Plan Administrator for participants in the Plan, and certificates for such shares will not be issued to participants except upon request. The number of shares credited to your account under the Plan will be shown on your statement of account. This procedure protects against loss, theft or destruction of stock certificates.

Shares credited to your account may be withdrawn by notifying the Plan Administrator by telephone or in writing specifying the number of whole shares to be withdrawn. You may choose to have a portion or all of the whole shares credited to your Plan account delivered directly to your broker by contacting your broker. When using your broker to facilitate a share movement, provide them with a copy of your Plan account statement. You may also request that any number of whole shares credited to your Plan account be issued to you in certificate form. All certificates or direct registration shares will be issued in the account holder’s name. Any remaining whole shares and fractions of a share will continue to be credited to your Plan account.

Fractional share interests will not be issued in certificate or direct registration form under any circumstances. If Regency, in its sole discretion, elects to terminate the participation in the Plan by a participant holding less than one share of Common Stock in the participant’s Plan account, the Plan Administrator will pay to such participant the value of any fractional shares (less certain costs) in such Plan account.

25.	Can I deposit my certificated shares?

Yes, you can deposit Regency stock certificates registered in your name at any time. The Plan Administrator will provide safekeeping of your shares at no cost to you, including when you first enroll. To use this service, you must send your certificates to the Plan Administrator with a properly completed Transaction Request Form attached to your statement.

Certificated shares that you deposit with the Plan Administrator are credited to your Plan account and thereafter are treated as if they were acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator. By using the share safekeeping feature, you no longer bear the risks associated with loss, theft or destruction of stock certificates.

Instructions for mailing certificates:

Regardless of the mailing method used, you bear the full risk of loss if the certificates are lost or stolen. Please do not endorse your certificates prior to mailing. Because the participant bears the risk of loss in sending stock certificate(s), it is recommended that the participant sends them registered, insured for at least 3% of the current market value and request a return receipt.

Optional Mail Loss Insurance

The participant is advised that choosing registered, express or certified mail alone will not provide full protection, should the certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the shares should they become lost or stolen through the mail.

26.	Can I transfer, gift, or pledge my Plan shares to someone else?

You can transfer your Plan shares of Common Stock to a Plan account of another person, subject to compliance with any applicable laws. If the person to whom the shares are gifted or transferred is not a Plan participant, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan. If the recipient is a minor, you may set yourself up as the custodian of the account. To transfer shares to someone not already participating in the Plan, simply execute a Legal Transfer Form and return it to the Plan Administrator. Your signature on the Legal Transfer Form must be Medallion guaranteed by an eligible financial institution or broker. You can obtain a Legal Transfer Form online or by calling the Plan Administrator. If you request to transfer all shares in your Plan account between a dividend record date and dividend payment date, your transfer request will be processed but your Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares.

You cannot pledge or grant a security interest in your Plan shares or transfer your Plan shares outside of the Plan unless you request your Plan shares be issued in the participant’s name.

A gift of shares of Common Stock may be subject to U.S. federal gift tax. Participants should consult their own tax advisors regarding whether gift taxes may apply to a gift of Plan shares of Common Stock.

Withdrawal

27.	How may I withdraw from the Plan?

You must notify the Plan Administrator in writing in order to withdraw from the Plan. Upon withdrawal from the Plan, participants may request that the Plan Administrator arrange for the sale of all shares, both whole and fractional, credited to their account. Such participants will receive the proceeds of the sale, less any brokerage fees and commissions. When a withdrawing participant requests the sale of his or her shares in the Plan, the transfer agent, Broadridge, will handle such sale. All such sales are made in the open market and, as such, the sale price will be determined by prevailing market conditions.

Brokerage fees and commissions are determined based upon the number of shares sold.

Beneficial owners participating indirectly in the Plan through banks, brokers or other nominees must contact such intermediaries regarding withdrawal from the Plan.

28.	When may I withdraw from the Plan?

You may withdraw all shares of Common Stock credited to your Plan account at any time by notifying the Plan Administrator.

If the request to withdraw is received by the Plan Administrator before the record date for any dividend payment on which the dividends would otherwise be reinvested for a participant, the dividend reinvestment feature will be terminated within 5 days of receipt of the request by the Plan Administrator. If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as administratively possible.

Other Information

29.	What happens if I want to terminate my participation in the Plan?

If the participant’s request to terminate their participation in the Plan is received on or after a dividend record date, but before the dividend payable date, the participant’s termination will be processed as soon as administratively possible.

All registered owners must sign as their name(s) appears on their account.

30.	What happens if Regency issues a stock dividend, declares a stock split, or has a rights offering?

It is understood that any stock dividends or stock splits distributed by Regency on common stock held by the Plan Administrator for the participant will be credited to the participant’s account. This will include all whole and fractional shares.

In the event that Regency makes available to its shareholders any rights to subscribe for additional common stock, the rights to subscribe will be based on any shares held in and outside of the Plan. Any new shares distributed by Regency resulting from the exercise of the rights will be issued directly to the participant.

31.	How will my shares be voted at meetings of shareholders?

The Plan Administrator will vote all shares of Common Stock held in the participant’s account in the same way in which the participant votes shares of Common Stock standing of record in the participant’s name by regular proxy returned by participants to Regency, or, if the Plan Administrator sends to the participant a separate proxy covering the shares credited to the participant’s dividend reinvestment account, then such shares will be voted as designated in such separate proxy. In the event the participant does not direct the voting of shares by either such regular or separate proxy, the shares credited to the participant’s Plan account will not be voted.

32.	What are the responsibilities of the Company and the Plan Administrator under the Plan?

In administering the Plan, none of the Company, the Plan Administrator or any broker/dealer is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares of Common Stock acquired for participants.

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Common Stock. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

The Plan Administrator is acting solely as agent for the Company and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, shall be read into the Plan.

The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into the Plan against the Plan Administrator or the Company.

In the absence of gross negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as administratively possible under the circumstances.

Selling participants should be aware that the share price of Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by you.

PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

33.	What are the United States federal income tax consequences of participating in the Plan?

Please see “Supplemental United States Federal Income Tax Considerations” below.

34.	May the Plan be changed or discontinued?

The Company reserves the right to suspend, modify or terminate the Plan at any time without prior notice. The Company will send a notice to all participants at their last known address as soon as administratively possible following any such suspension, modification or termination.

35.	Who interprets and regulates the Plan?

The Company may take such actions to carry out the Plan as are not contrary to the terms and conditions of the Plan. In addition, the Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the operation of the Plan. Furthermore, if it appears to the Company that any participant is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such participant is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as administratively possible, without interest.

36.	What fees are charged in connection with the Plan?

Investment Summary and Fees

Summary
Minimum cash investments
Minimum one-time optional cash purchase	$50.00
Minimum recurring automatic investments	$50.00
Maximum cash investments
Maximum quarterly investment	$10,000.00
Dividend reinvestment options
Reinvestment options	Full, Partial, None
Fees
Investment fees
Initial enrollment	Company paid
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share (open market only)	Company Paid
Optional cash purchase trading commission per share (open market only)	Company Paid
Sales fees
Batch Order	$15.00 per transaction
Market Order	$25.00 per transaction
Day Limit Order	$30.00 per transaction
Sale trading commission per share	$0.10 per share
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$10.00 per year
Replacement check fee	$3.00 per check
Historical research fee	$25.00

The Plan Administrator will deduct the applicable fees from the proceeds from a sale.

USE OF PROCEEDS

To the extent shares of Common Stock are purchased by the Plan Administrator on the open market, the Company will not receive any proceeds. To the extent shares of Common Stock are issued by Regency, the Company will use net proceeds from this offering for general corporate purposes.

PLAN OF DISTRIBUTION

Some costs of administering the Plan and any brokerage fees, or other service charges incurred as a result of open market purchases of shares will be paid by us; however, participants will be required to pay brokerage fees or commissions for sales of shares by the Plan Administrator under the Plan pursuant to a participant’s instructions.

Persons who acquire shares of our Common Stock through the Plan and resell such shares shortly after acquiring them may, under certain circumstances, be participating in a distribution of securities and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant in the Plan, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased.

Our Common Stock may not be available under the Plan in all states or jurisdictions. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The discussion below is a supplement to, and is intended to be read together with, the discussion under the heading “Federal Income Tax Considerations” in Exhibit 99 to our 2025 Annual Report, as updated and superseded by subsequent reports filed by us with the SEC that are incorporated by reference in this prospectus supplement as discussed under the caption “Incorporation of Certain Documents by Reference” (as updated and superseded, the “Base Tax Disclosure”).

The following is a general summary of certain material U.S. federal income tax considerations to participants in the Plan. For purposes of this discussion, references to “we,” “our” and “us” mean only Regency Centers Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect the U.S. federal income tax consequences of participating in the Plan, including those described in this discussion. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not intend to request, any rulings from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus supplement and the Base Tax Disclosure are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the participation of participants in the Plan.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	participation in the Plan and any elections you make under the Plan;

•	the acquisition, ownership, and/or sale or other disposition of the Common Stock offered under this prospectus supplement, including the U.S. federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

This discussion is limited to participants in the Plan that hold shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to each participant’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, this discussion does not address consequences relevant to participants subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	United States persons whose functional currency is not the U.S. dollar;

•	persons who hold or receive our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	REITs or regulated investment companies;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	tax-qualified retirement plans; and

•	persons who hold or receive our Common Stock pursuant to the exercise of any employee option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PLAN PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Participation in the Plan

The following summary describes certain U.S. federal income tax consequences to participants in the Plan. When we use the term “U.S. Participant,” we mean a participant in the Plan securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A Non-U.S. Participant is a Participant in the Plan that is neither a U.S. Participant nor an entity treated as a partnership for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships participating in the Plan and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Tax Considerations for U.S. Participants

Distributions a U.S. Participant receives on shares of our Common Stock it holds in the Plan and that are reinvested in additional shares will be treated for U.S. federal income tax purposes as taxable stock distributions to such participant. Accordingly, to the extent we have current or accumulated earnings and profits for U.S. federal income tax purposes, a U.S. Participant will receive taxable dividend income. The amount of any distribution a U.S. Participant will be treated as having received depends, in part, on the facts existing at the time of the distribution. The amount of the distribution generally will be equal to the fair market value of the shares of Common Stock purchased through the Plan on the investment date with respect to such dividend reinvestment. If, however, a U.S. Participant is viewed as having a right to receive either money or Common Stock of equivalent value, as determined under applicable tax rules, the amount of the distribution such participant receives would be equal to the amount of the cash dividend such participant could have received if it had not elected to reinvest that cash pursuant to the Plan. The U.S. federal income tax consequences of making optional cash purchases of shares through the plan are not entirely clear. The IRS may take the position that the excess, if any, of the fair market value of the shares of Common Stock acquired on the purchase date over the amount of the cash payment is treated as a distribution to a U.S. Participant, particularly if such participant also participates in the dividend reinvestment portion of the Plan. For a discussion of the tax treatment of our distributions, see the discussion under the heading “Federal Income Tax Considerations - Taxation of Taxable U.S. Holders of Our Capital Stock” in the Base Tax Disclosure. You will receive an IRS Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

The IRS has held in certain private letter rulings that commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were stockholders of the corporation. In these rulings the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant’s cost basis of the shares purchased. Under the Plan, we will bear certain brokerage fees expenses or service charges related to the acquisition of, but not the sale of, shares of our Common Stock. To the extent that we pay brokerage commissions or similar costs with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the Plan Administrator, we presently intend to take the position that participants received their proportionate amount of the commissions or similar costs as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to U.S. Participants. Accordingly, the amount of the distribution a U.S. Participant will be treated as having received will depend upon whether we pay commissions or similar costs on such participant’s behalf. You should consult your tax advisor regarding the amount of such distribution.

A U.S. Participant’s holding period for the shares of our Common Stock acquired under the Plan will begin on the day following the date such shares were purchased for such participant’s account. Consequently, shares of our Common Stock purchased at different times will have different holding periods.

A U.S. Participant will not realize any gain or loss when such participant receives certificates for whole shares of our Common Stock credited to its account, either upon such participant’s request, when such participant withdraws from the Plan or if the Plan terminates. However, a U.S. Participant will recognize gain or loss when whole shares of our Common Stock acquired under the Plan are sold or exchanged. A U.S. Participant will also recognize gain or loss when it receives a cash payment for a fractional share of our Common Stock credited to its account when such participant withdraws from the Plan or if the Plan terminates. The amount of a U.S. Participant’s gain or loss will equal the difference between the amount such participant receives for its shares or fractional shares of our Common Stock, net of any costs of sale paid by such participant, and its tax basis of such shares. For a discussion of the tax treatment of dispositions of our Common Stock, see the discussion under the heading “Federal Income Tax Considerations - Taxation of Taxable U.S. Holders of Our Capital Stock” in the Base Tax Disclosure.

Tax Considerations for Non-U.S. Participants

Participation in the Plan may cause a Non-U.S. Participant to receive a taxable distribution, as described above in “- Tax Considerations for U.S. Participants.” With respect to any such taxable distributions, a Non-U.S. Participant generally will be subject to the U.S. federal income tax consequences, including the imposition of applicable U.S. federal withholding, described under the heading “Federal Income Tax Considerations - Taxation of Non-U.S. Holders of Our Capital Stock” in the Base Tax Disclosure.

LEGAL MATTERS

Foley & Lardner LLP will pass upon certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Florida law on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Regency Centers Corporation and Regency Centers, L.P. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

REGENCY CENTERS CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Guarantees

REGENCY CENTERS, L.P.

Warrants

Debt Securities

Regency Centers Corporation, a Florida corporation, may from time to time offer and sell common stock, preferred stock, depositary shares, warrants and purchase contracts, guarantees of debt securities and units that include any of these securities. The preferred stock, depositary shares, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities.

Regency Centers, L.P., a Delaware limited partnership, may from time to time offer and sell unsecured debt securities and warrants to purchase debt securities. The debt securities of Regency Centers, L.P. may be convertible into common or preferred shares of Regency Centers Corporation, the general partner of Regency Centers, L.P., and the payment of principal, premium, if any, and interest on the debt securities will be fully and unconditionally guaranteed by Regency Centers Corporation.

We will provide the amount, price and terms of the securities and the specific manner in which they may be offered in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may be used to offer and sell any of the securities for the account of persons other than us as provided in an applicable prospectus supplement.

If any agents, underwriters or dealers are involved in the sale of the securities, we will include the names of the agents, underwriters or dealers and their commissions or discounts and the net proceeds we will receive from the sale in a prospectus supplement.

This prospectus may not be used for the sale of securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you decide to invest.

Regency Centers Corporation’s common stock is listed on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “REG.” On February 13, 2026, the last reported sale price of our common stock on Nasdaq was $76.18.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3. You should also refer to the risk factors included in our periodic reports and in prospectus supplements relating to specific offerings that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus). We have not authorized anyone else to provide you with different or additional information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted

We are responsible for the information contained and incorporated by reference in this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus). We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the securities we are then offering and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses) in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in this prospectus.

Unless otherwise indicated or unless the context requires otherwise, all reference in this prospectus to “we,” “us,” or “our” mean Regency Centers Corporation, Regency Centers, L.P. and our respective subsidiaries.

FORWARD-LOOKING INFORMATION

The statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking statements and, with respect to Regency Centers Corporation, within Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “should” and similar expressions are intended to identify forward-looking statements. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those identified under the caption “Risk Factors” in this prospectus, any prospectus supplement, our most recent annual report on Form 10-K incorporated by reference into this prospectus, and in the periodic reports that we file with the SEC, that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements.

While we believe forward-looking statements are reasonable when made, forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these items are beyond our ability to control or predict. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement or, if applicable, the date of the applicable document incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements contained or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K, incorporated into this prospectus and the accompanying prospectus supplement or any applicable free writing prospectus by reference, as updated by our subsequent filings under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus and the accompanying prospectus supplement or any applicable free writing prospectus before investing in any securities offered by this prospectus or an accompanying prospectus supplement or any applicable free writing prospectus. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities. For more information, see “Where You Can Find More Information.”

REGENCY CENTERS CORPORATION AND REGENCY CENTERS, L.P.

Regency Centers Corporation is a real estate investment trust (“REIT”) and the general partner of Regency Centers, L.P. Regency Centers Corporation invests in and operates a portfolio of primarily grocery-anchored community and neighborhood shopping centers through Regency Centers, L.P. As the sole general partner of Regency Centers, L.P., Regency Centers Corporation has exclusive control of the Regency Centers, L.P.’s day-to-day management. All of Regency Centers Corporation’s operating, investing and financing activities, including the issuance of common or preferred partnership units, are generally executed by Regency Centers, L.P., its wholly-owned subsidiaries and its investments in co-investment partnerships with third party investors. As of December 31, 2025, Regency Centers Corporation owned approximately 97.9% of the units in Regency Centers, L.P. and the remaining limited units are owned by investors. Regency Centers Corporation’s common stock is traded on The NASDAQ Global Select Market under the symbol “REG.”

Regency Centers, L.P. is a limited partnership through which Regency Centers Corporation, its general partner, owns and operates its properties. Regency Centers Corporation will unconditionally guarantee the payment of the debt securities issued by Regency Centers, L.P. Regency Centers Corporation is also a guarantor of Regency Centers, L.P.’s:

•	$1.5 billion unsecured line of credit, maturing on March 23, 2028;

•	$525 million 3.60% notes due February 1, 2027;

•	$300 million 4.125% notes due March 15, 2028;

•	$425 million 2.95% notes due September 15, 2029;

•	$600 million 3.70% notes due June 15, 2030;

•	$400 million 5.00% notes due July 15, 2032;

•	$400 million 5.250% notes due January 15, 2034;

•	$325 million 5.100% notes due January 15, 2035;

•	$425 million 4.4% notes due February 1, 2047; and

•	$300 million 4.65% notes due March 15, 2049.

In connection with the merger with Equity One, Inc., Regency Centers Corporation succeeded to debt of Equity One, Inc. Regency Centers, L.P. became a co-obligor or guarantor with Regency Centers Corporation with respect to such indebtedness. The debt consists of:

•	$100 million 3.81% notes due May 11, 2026; and

•	$100 million 3.91% notes due August 11, 2026.

Our principal executive offices are located at One Independent Drive, Suite 114, Jacksonville, Florida 32202, and our telephone number is (904) 598-7000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you at the SEC’s website at www.sec.gov.

We maintain a website at www.regencycenters.com. Information on our website is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Securities and Exchange Commission or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus and the following documents (other than information in documents that is deemed not to be filed, including the portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	combined annual report of Regency Centers Corporation and Regency Centers, L.P. on Form 10-K for the year ended December 31, 2025, filed on February 13, 2026;

•	combined current reports of Regency Centers Corporation and Regency Centers, L.P. on Form 8-K filed on February 6, 2026;

•	our Definitive Proxy Statement with respect to the 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2025; and

•	the description of Regency Centers Corporation’s securities which is contained in Exhibit 4(d) to the Annual Report on Form 10-K filed on February 16, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Regency Centers Corporation

Attn: Capital Markets

One Independent Drive, Suite 114

Jacksonville, FL 32202

(904) 598-7000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include the repayment of outstanding indebtedness, the expansion and improvement of properties in our portfolio, development costs for new centers and the acquisition of shopping centers as suitable opportunities arise.

We will not receive proceeds from any sales of securities by the account of persons other than us.

GENERAL DESCRIPTION OF SECURITIES

We, directly or through one or more underwriters, dealers and agents designated from time to time, or directly to purchasers, or through a combination of these methods, may offer, issue and sell, together or separately, in one or more offerings, the following securities:

•	unsecured debt securities, in one or more series;

•	shares of our preferred stock, in one or more series;

•	shares of our common stock;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase debt securities, shares of our common stock or preferred stock or depositary shares;

•	purchase contracts;

•	guarantees of debt securities of Regency Centers L.P.; or

•	any combination of the securities listed above, either individually or as units consisting of one or more of the securities listed above, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock or other securities may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts and units are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED BY REGENCY CENTERS, L.P.

Please note that in this section, references to “we,” “our” and “us” refer only to Regency Centers, L.P. and not Regency Centers Corporation or its subsidiaries unless the context requires otherwise. References in this section to the “guarantor” refer only to Regency Centers Corporation.

Description of Debt Securities of Regency Centers, L.P. and Related Guarantees

This prospectus describes general terms of our debt securities and related guarantees. When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. We will also indicate in the supplement whether the general terms described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should read both the applicable prospectus supplement and the following description.

The debt securities will be issued under an indenture, dated as of December 5, 2001, as supplemented by the First Supplemental Indenture, dated as of June 5, 2007, the Second Supplemental Indenture, dated as of June 2, 2010, the Third Supplemental Indenture dated as of August 17, 2015, the Fourth Supplemental Indenture, dated as of January 26, 2017, the Fifth Supplemental Indenture dated as of March 6, 2019, the Sixth Supplemental Indenture, dated as of May 13, 2020, and the Seventh Supplemental Indenture dated January 18, 2024 among ourselves, our general partner and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee. When we refer to the indenture, we include all supplements and amendments to the indenture. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement. You should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture. The indenture is governed by the Trust Indenture Act of 1939, as amended.

General

The debt securities will be our direct unsecured obligations and may be fully and unconditionally guaranteed by Regency Centers Corporation. We can issue an unlimited amount of debt securities under the indenture in one or more series. The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of our general partner or as established in the indenture. We may issue debt securities of one series at different times and we may issue additional debt securities of a series without the consent of the holders of such series.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms of the debt securities, including, without limitation:

(1) the title of the debt securities;

(2) any limit on the aggregate principal amount of the debt securities;

(3) the person to whom interest is payable, if other than the person in whose name the debt security is registered on the regular record date for interest;

(4) the date or dates on which the principal of the debt securities will be payable;

(5) the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, the dates on which interest will be payable, the regular record dates for such interest payment dates, and the basis upon which interest will be calculated if other than a 360 day year of twelve 30-day months;

(6) the place or places where the principal of, premium or interest on such debt securities will be payable, if other than our office maintained for that purpose in Jacksonville, Florida or the borough of Manhattan in New York;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

(8) any obligation we have to redeem or purchase the debt securities under any sinking fund or analogous provision or at the option of a holder of debt securities, and the dates on which and the price or prices at which we will repurchase debt securities at the option of holders and other terms and conditions of these repurchase obligations;

(9) whether the amount of payments of principal of, premium or interest on the debt securities will be determined by reference to an index, formula or other method and the manner in which these amounts will be determined;

(10) if other than U.S. dollars, the currency, currencies or currency units in which principal of, premium and interest on the debt securities will be paid;

(11) if payments of principal of, premium or interest on the debt securities will be made in a currency or currency unit other than that in which the debt securities are stated to be payable, at our election or at the election of holders of debt securities, the currency or currency units which may be elected, the terms of the election and the manner for determining the amount payable upon an election;

(12) if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon acceleration of the maturity date;

(13) if the principal amount payable at the maturity of the debt securities cannot be determined before maturity, the amount which will be deemed to be the principal amount of such debt securities before maturity;

(14) whether the debt securities will be issued in certificated and/or book-entry form;

(15) if the debt securities may be converted for common or preferred shares of Regency Centers Corporation, the terms on which such conversion may occur, including whether such conversion is mandatory, at the option of the holder or at our option, the period during which such conversion may occur, the initial conversion rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion may be adjusted or calculated according to the market price of Regency Centers Corporation common or preferred shares; and

(16)	any other specific terms of the debt securities of that series.

The debt securities may provide for less than their entire principal amount to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these debt securities will be described in the applicable prospectus supplement.

Denomination, Registration, Transfer and Book-Entry Procedures

Denomination

The debt securities of any series will be issued in denominations of $1,000 and even multiples of $1,000, unless we describe other denominations in the applicable prospectus supplement. We will only issue the debt securities in fully registered form, without interest coupons. We will not issue debt securities in bearer form.

Registration and Transfer

You may transfer or exchange the debt securities of any series at the office of the trustee. You will not pay a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. If we designate any transfer agent (in addition to the trustee) in the applicable prospectus supplement, we may at any time change such designation or change the location through which the transfer agent acts, except that we must maintain a transfer agent in each place of payment for the debt securities. We may at any time designate additional transfer agents for any series of debt securities.

Book-Entry Procedures

Global Notes. Debt securities may be represented by one or more notes in global form (a “global note”). Global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee. Each global note will be credited to the account of a direct or indirect participant in DTC as described below.

Except as set forth below, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note may not be exchanged for debt securities in certificated form except as described below under “—Exchanges of Book-Entry Notes for Certificated Notes.”

Exchanges of Book-Entry Notes for Certificated Notes. A beneficial interest in a global note may not be exchanged for a debt security in certificated form unless:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global note or has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary,

•	we, at our option, notify the trustee in writing that we elect to issue the debt securities in certificated form,

•	an event of default with respect to the debt securities has occurred and is continuing or

•	other circumstances have occurred that were specified for this purpose in the designation of a series of debt securities.

Book-Entry Procedures. DTC has indicated that it intends to use the following procedures for book-entry debt securities. DTC may change these procedures from time to time. We are not responsible for these procedures. You should contact DTC or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This system eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global note are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in a global note, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all global notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of global notes; DTC’s records reflect only the identity of the direct participants to whose accounts a global note is credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR ITS NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE DEBT SECURITIES REPRESENTED BY THE GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE DEBT SECURITIES.

The laws of some states require that persons take physical delivery in definitive form of securities that they own. The ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its direct participants, which in turn act on behalf of indirect participants and banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons that do not participate in the DTC system, or take other actions in respect of such interest, may be affected by the lack of a physical certificate.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to a global note unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts a global note is credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of the principal of, premium, if any, and interest on global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the trustee, the guarantor or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the principal of, any premium, and interest to DTC will be the responsibility of the guarantor and us, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

We will send any redemption notices to DTC. If less than all of the debt securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as depository with respect to global notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificated debt securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificated debt securities will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Neither we, the guarantor, the trustee nor our respective agents are responsible for the performance by DTC, its direct participants or indirect participants of their obligations under the rules and procedures governing their operations.

Optional Redemption

If indicated in the applicable prospectus supplement, prior to the Par Call Date, we may redeem the debt securities at any time, at our option, in whole or in part from time to time, at a redemption price equal to the greater of:

•

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the basis points established by board resolution (or, in the absence of such a board resolution, 25 (twenty five) basis points) less (b) interest accrued to the redemption date, and

•	(2) 100% of the principal amount of the Securities to be redeemed.

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. (§11.1)

We will redeem debt securities in accordance with the following procedures, unless different procedures are set forth in the applicable prospectus supplement.

If we have given notice of redemption and have provided the funds for the redemption of the debt securities to be redeemed on the applicable redemption date, the debt securities being redeemed will cease to bear interest on the redemption date. The only right of the holders of the debt securities will then be to receive payment of the redemption price. (§11.7)

We will give notice of any optional redemption of any debt security to holders between 10 and 60 days before the redemption date. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by such holder to be redeemed. (§11.5)

We will notify the trustee at least 60 days before giving notice of redemption (or a shorter period if satisfactory to the trustee) of the principal amount of debt securities to be redeemed and their redemption date. If less than all of the debt securities of any series are to be redeemed, the trustee will select, in a manner it deems fair and appropriate, the debt securities to be redeemed. (§§11.3 and 11.4).

All debt securities that we redeem in full will be canceled and may not be reissued or resold.

Sinking Fund

If indicated in the applicable prospectus supplement, we may be obligated to make mandatory sinking fund payments on the debt securities. Each sinking fund payment will be applied to the redemption of the applicable series of debt securities.

Guarantee

The guarantor will unconditionally guarantee the payment of principal of, premium, if any, and interest on each series of the debt securities, when the same becomes due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. If we default in the payment of the principal of, premium, if any, or interest on the debt securities, the guarantor will be required promptly to make the payment in full, without any action by the trustee or the holder of any debt securities.

The guarantee is an unsecured obligation of the guarantor and will be effectively subordinated to mortgage and other secured indebtedness of the guarantor and its subsidiaries. In the event of a guarantor insolvency, a creditor may avoid an intercorporate guarantee in its entirety under federal and state bankruptcy and fraudulent transfer law if the guarantee impaired the guarantor’s financial condition and was given without receiving reasonably equivalent value in return. The indenture limits recovery under the guarantee to the highest amount that would not render the guarantee void against creditors under such laws.

The indenture provides that the guarantor may not, in a single transaction or a series of related transactions, consolidate with or merge into any other person or permit any other person to consolidate with or merge into the guarantor, unless, in addition to other conditions:

(1) in a transaction in which the guarantor does not survive, the successor entity is organized under the laws of the United States of America or any state thereof or the District of Columbia and unconditionally assumes all of the guarantor’s obligations under the indenture, unless we or another guarantor are the successor entity; and

(2) immediately before and after giving effect to the transaction and treating any Indebtedness which becomes an obligation of the guarantor or a subsidiary thereof as a result of such transaction as having been incurred by the guarantor or such subsidiary at the time of the transaction, no event of default with respect to the debt securities of any series shall have occurred and be continuing.

The guarantee will remain in effect until the entire principal of, premium, if any, and interest on the debt securities of each series has been paid in full or the debt securities shall have been defeased and discharged as described under “—Defeasance.”

Covenants

The indenture contains, among others, the covenants set forth below. These covenants may be modified by supplemental indenture for any series of debt securities prior to issuance. You should refer to the definitions beginning on page 17 when reviewing these covenants.

Limitation on Indebtedness

We will not, and will not permit any Subsidiary to, incur any Indebtedness, if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of this Indebtedness, the aggregate principal amount of all outstanding Indebtedness of Regency Centers and our Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of Total Assets. (§10.8)

In addition, neither we nor any Subsidiary may incur any Indebtedness secured by any Encumbrance upon any of our property or that of any Subsidiary if, immediately after giving effect to the incurrence of the additional Indebtedness and the application of the proceeds of such Indebtedness, the aggregate principal amount of all our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis which is secured by any Encumbrance on our property or that of any Subsidiary is greater than 40% of Total Assets. (§10.8)

We also will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated EBITDA to the Annual Service Charge for the four consecutive fiscal quarters most recently ended before the date on which the additional Indebtedness is to be incurred would have been less than 1.5 to 1, on a pro forma basis, after giving effect to the incurrence of the additional Indebtedness and to the application of the proceeds of such Indebtedness and calculated on the assumption that:

(1) the additional Indebtedness and any other Indebtedness incurred by us or our Subsidiaries since the first day of such four-quarter period and the application of the proceeds of such Indebtedness, including Indebtedness to refinance other Indebtedness, had occurred at the beginning of such period;

(2) the repayment or retirement of any other Indebtedness by us or our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with appropriate adjustments to Consolidated EBITDA for the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by us or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with appropriate adjustments to Consolidated EBITDA for the acquisition or disposition being included in the pro forma calculation. (§10.8)

For purposes of the foregoing provisions, Indebtedness is deemed to be “incurred” by us or a Subsidiary whenever we or a Subsidiary creates, assumes, guarantees or otherwise becomes liable for such Indebtedness.

We and our Subsidiaries must at all times own Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of us and our Subsidiaries on a consolidated basis determined in accordance with GAAP. (§10.8)

Provision of Financial Information

Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, we will timely file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC if subject to Section 13(a) or 15(d) or any successor provision. If we are not permitted to file these documents with the SEC, we will, within 15 days of each required filing date, file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC and will also supply copies of such documents to any holder or prospective holder upon written request. (§10.10)

Existence

Except as permitted under “—Merger, Consolidation or Sale”, we and the guarantor are required to do all things necessary to preserve our respective existence, rights and franchises. However, we and the guarantor are not required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business and that the loss of such right or franchise is not disadvantageous in any material respect to the holders of the debt securities. (§10.4)

Maintenance of Properties

We are required to maintain all properties used or useful in the conduct of our business or the business of any Subsidiary in good condition, repair and working order and supplied with all necessary equipment and to make all necessary repairs as, in our judgment, may be necessary so that our business may be properly and advantageously conducted at all times. However, we are not prevented from discontinuing the operation or maintenance of any of our properties if doing so is, in the judgment of our board of directors, desirable in the conduct of our business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the debt securities. (§10.5)

Insurance

We and the guarantor are required to, and to cause each of our respective subsidiaries to, keep all of their insurable properties insured against loss or damage with insurers of recognized responsibility, in commercially reasonable amounts and types. (§10.7)

Payment of Taxes and Other Claims

We and the guarantor will be required to pay or discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us, the guarantor or any subsidiary or upon the income, profits or property of us, the guarantor or any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property, or that of the guarantor or any subsidiary. However, neither we nor the guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (§10.6)

Merger, Consolidation or Sale

Except as provided below, we may not, in a single transaction or a series of related transactions:

•	consolidate with or merge into any other person or permit any other person to consolidate with or merge into us,

•	directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets,

•	acquire, or permit any Subsidiary to acquire Capital Stock or other ownership interests of any other person so that such person becomes a Subsidiary of us, or

•

directly or indirectly purchase, lease or otherwise acquire, or permit any Subsidiary to purchase, lease or otherwise acquire all or substantially all of the property and assets of any person as an entirety or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any person.

We may enter into a merger, sale or acquisition described above, however, if, in addition to other conditions:

•

in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes by a supplemental indenture all of our obligations under the indenture;

•

immediately before and after giving effect to the transaction and treating any Indebtedness which becomes an obligation of us or a Subsidiary as a result of the transaction as having been Incurred by us or such Subsidiary at the time of the transaction, no event of default with respect to the debt securities of any series, or event that with the passing of time or the giving of notice, or both, would become an event of default with respect to the debt securities of any series, has occurred and is continuing; and

•

immediately after giving effect to the transaction, our Consolidated Net Worth (or that of the successor entity) is equal to or greater than our Consolidated Net Worth immediately prior to the transaction. (§8.1)

Paying Agents

We have appointed the trustee, acting through its corporate trust office in Jacksonville, Florida, as paying agent. We may change or terminate any paying agent, or appoint additional paying agents. However, as long as any debt securities remain outstanding, we must maintain a paying agent and a transfer agent in Jacksonville, Florida, or the Borough of Manhattan, The City of New York. We will cause the trustee to notify the holders of debt securities, in the manner described under “—Notices” below, of any change or termination of any paying agent and of any changes in the specified offices.

Definitions

Set forth below are the defined terms used in the indenture. You should refer to the indenture for the definition of any other terms used in this prospectus for which no definition is provided. (§1.1)

“Acquired Indebtedness” means Indebtedness of a person (i) existing at the time the person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from the person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, the person becoming a Subsidiary or the acquisition. Acquired Indebtedness is deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a Subsidiary.

“Annual Service Charge” for any period means the aggregate interest expense for the period on, and the amortization during the period of any original issue discount of, Indebtedness of us and our Subsidiaries and the amount of dividends which are payable during the period on any Disqualified Stock.

“Capital Stock” means, with respect to any person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Capitalization Rate” means 7.5%.

“Consolidated EBITDA” means, for any period, without duplication, net income or loss, including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by us and our Subsidiaries under the Exchange Act, before deductions, for:

(1) interest expense;

(2) provision for taxes based on income;

(3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss;

(4) extraordinary items;

(5) non-recurring items, as we determine in good faith, including prepayment penalties; and

(6) minority interests.

In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

“Consolidated Net Worth” of any person means the consolidated equity of such person, determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such person; provided that, with respect to us, adjustments following the date of the indenture to our accounting books and records resulting from the acquisition of control of us by another person will not be given effect.

“Disqualified Stock” means, with respect to any person, any Capital Stock of the person which by the terms of that Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise:

•	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), or

•

is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of that person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the stated maturity of the debt securities of the relevant series; provided, however, that equity interests whose holders have (or will have after the expiration of an initial holding period) the right to have such equity interests redeemed for cash in an amount determined by the value of the common stock of the guarantor do not constitute Disqualified Stock.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind, except any mortgage, lien, charge, pledge or security interest of any kind which secures debt of the guarantor owed to us.

“Indebtedness” of us or any Subsidiary means any indebtedness of us or such Subsidiary, as applicable, whether or not contingent, for:

•	borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments,

•	borrowed money or indebtedness evidenced by bonds, notes, debentures or similar instruments secured by any Encumbrance existing on property owned by us or any Subsidiary,

•

reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement,

•	the amount of all obligations of us or any Subsidiary for redemption, repayment or other repurchase of any Disqualified Stock, and

•	any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a financing lease in accordance with GAAP,

to the extent, in the case of items of indebtedness under the first four bullet points above, that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of us or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person (other than us or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by us or any Subsidiary whenever we or the Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof). In the case of the fifth bullet point above, Indebtedness excludes operating lease liabilities on our consolidated balance sheet in accordance with GAAP.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any debt securities, the excess, if any, of:

•

the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar to the applicable Par Call Date if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of Redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over

•

the aggregate principal amount of the debt securities being redeemed or paid; provided, however, that if the Issuer redeems any debt security on or after the applicable Par Call Date, no Make-Whole Amount will be due and payable.

“Par Call Date” means, with respect to any debt security, the date established by board resolution (or in the absence of such a board resolution, the Stated Maturity of such debt security).

“Property EBITDA” means, for any period, without duplication, net income or loss, including amounts reported in discontinued operations, excluding net derivative gains or losses and gains or losses on dispositions of real estate investments as reflected in the reports filed by Regency Centers and our Subsidiaries under the Exchange Act, before deductions, for:

(1) interest expense;

(2) provision for taxes based on income;

(3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss;

(4) extraordinary items;

(5) non-recurring items, as we determine in good faith, including prepayment penalties; and

(6) minority interests.

In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs and pursuit cost write-offs as we determine in good faith.

“Reinvestment Rate” means the percentage established by board resolution (or, in the absence of such a board resolution, 0.25% (twenty-five one hundredths of one percent)) plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (assuming that the debt securities matured on the Par Call Date, the “remaining life”) of the debt securities of the relevant series, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least four full quarters and (2) with respect to new construction or development property, a property becomes stabilized four full quarters after the earlier of (a) 18 months after substantial completion of construction or development, and (b) the quarter in which the occupancy level of the property is at least 90%.

“Stabilized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each property of ours or any Subsidiary for the prior four quarters and capitalized at the applicable Capitalization Rate; provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property. The undepreciated book value of a property for purposes of this definition shall not include right of use assets associated with an operating lease in accordance with GAAP.

“Statistical Release” means the statistical release designated “H.15” or any comparable online data source or publication which is made available by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such Statistical Release is not published at the time of any determination under this Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

“Subsidiary” means a corporation, partnership or other entity a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by us or by one or more of our other Subsidiaries. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Total Assets” means the sum of: (1) for Stabilized Properties, Stabilized Property Value; and (2) for all other assets of us and our Subsidiaries, undepreciated book value as determined in accordance with GAAP, provided, however, that undepreciated book value shall not include the right of use assets associated with an operating lease in accordance with GAAP.

“Total Unencumbered Assets” means those assets within Total Assets that are not subject to an Encumbrance; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant requiring us and our Subsidiaries to at all times own Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of us and our Subsidiaries on a consolidated basis determined in accordance with GAAP, all investments in any Person that is not consolidated with us for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the notice of redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the notice of redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such notice of redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Unsecured Indebtedness” means Indebtedness which is (i) not subordinated to any other Indebtedness and (ii) not secured by any Encumbrance upon any of the properties of us or any Subsidiary.

Events of Default

Set forth below are events of default with respect to debt securities of any series under the indenture:

(a) we do not pay principal of or premium on any debt security of that series when due;

(b) we do not pay any interest on any debt security of that series within 30 days of the due date;

(c) we fail to comply with the provisions described under “—Merger, Consolidation or Sale”;

(d) we or the guarantor fail to perform any other covenant or agreement under the indenture or the debt securities (other than a covenant or agreement expressly included in the indenture for the benefit of another series of debt securities) for 60 days after we receive written notice of the default from the trustee or holders of at least 25% in aggregate principal amount of outstanding debt securities of that series;

(e) we fail to make any sinking fund payment when due;

(f) we or the guarantor default under the terms of any instrument evidencing or securing Indebtedness having an outstanding principal amount of $50 million individually or in the aggregate, which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; provided, however, that for so long as any of the debt securities issued pursuant to any supplemental indenture to the Indenture that preceded the Sixth Supplemental Indenture are outstanding, the reference to $50 million is replaced with $10 million;

(g) we or the guarantor are subject to a final judgment or judgments (not subject to appeal) in excess of $10 million which remains undischarged or unstayed for 60 days after the right to appeal expires;

(h) events of bankruptcy, insolvency or reorganization affecting us or the guarantor occur; or

(i) any other event of default provided with respect to the debt securities of that series occurs. (§5.1)

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. (§6.3) Subject to these indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (§5.12)

If an event of default (other than an event of default described in clause (h) above) occurs and is continuing with respect to the debt securities of any series outstanding, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided and all expenses of the trustee are paid. If an event of default specified in clause (h) above occurs with respect to the debt securities of any series, the outstanding debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. (§5.2) For information as to waiver of defaults, see “—Modification and Waiver.”

No holder of any debt security of any series will have the right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee;

•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee has failed to institute such proceeding within 60 days. (§5.7)

However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on the debt security on or after the due dates expressed in the debt security. (§5.8)

We must furnish to the trustee quarterly a statement as to our performance of our obligations under the indenture and as to any default in such performance. (§10.11)

Satisfaction and Discharge of the Indenture

The indenture will cease to be of further effect as to all outstanding debt securities, except as to (1) rights of registration of transfer and exchange and our right of optional redemption, (2) substitution of apparently mutilated, defaced, destroyed, lost or stolen debt securities, (3) rights of holders to receive payment of principal and interest on the debt securities, (4) rights, obligations and immunities of the trustee under the indenture and (5) rights of the holders of the debt securities as beneficiaries of the indenture with respect to any property deposited with the trustee payable to all or any of them, if:

•	we have paid the principal of and interest on the debt securities when due; or

•	all outstanding debt securities, except lost, stolen or destroyed debt securities which have been replaced or paid, have been delivered to the trustee for cancellation.

Option to Elect Defeasance or Covenant Defeasance

The indenture provides that if we irrevocably deposit with the trustee, in trust, money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest on the debt securities, we have the option to elect defeasance or covenant defeasance as follows:

(a) we will be discharged from all obligations in respect of any debt securities (defeasance); or

(b) we may omit to comply with restrictive covenants and such omission will not be an event of default under the indenture and the debt securities (covenant defeasance).

If we elect covenant defeasance, the obligations under the indenture other than with respect to such covenants and the events of default other than the events of default relating to such covenants will remain in full force and effect.

Such trust may only be established if, among other things:

(1) with respect to clause (a), we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel provides that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (b), we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

(2) no event of default or event that with the passing of time or the giving of notice, or both, would become an event of default with respect to any series has occurred or is continuing;

(3) we have delivered to the trustee an opinion of counsel to the effect that the deposit will not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940; and

(4) other customary conditions precedent are satisfied. (Article Thirteen)

Modification and Waiver

We may amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, no amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security,

•	reduce the principal amount of, the premium or interest on, or the amount payable upon redemption of any debt security,

•	change the place or currency of payment of principal of, or premium or interest on, any debt security,

•	impair the right to institute suit for the enforcement of any debt security,

•	reduce the percentage of outstanding debt securities necessary to amend the indenture,

•	reduce the percentage of outstanding debt securities necessary for waiver of compliance with the indenture or for waiver of defaults, or

•	modify any provisions of the indenture relating to the amendment of the indenture or the waiver of past defaults or covenants, except as otherwise specified. (§9.2)

We may also amend the indenture without the consent of any holders of debt securities to

•	reflect a successor to us or to the guarantor which is assuming our obligations,

•	add to our covenants for the benefit of the holders of any series of debt securities,

•	add additional events of default for the benefit of any series of debt securities,

•

change provisions of the indenture to the extent necessary to permit the issuance of debt securities in bearer or uncertificated form, registrable or not registrable as to principal, and with or without interest coupons,

•	change any provisions of the indenture so long as such change does not apply to debt securities outstanding at the time of the change,

•	establish the form or terms of any series of debt securities,

•	reflect a successor trustee or add provisions necessary for the administration of the indenture by more than one trustee,

•	secure the debt securities,

•	maintain the qualification of the indenture under the Trust Indenture Act, or

•	correct any ambiguous, defective or inconsistent provision of the indenture so long as such correction does not adversely affect holders of any debt securities in any material respect.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which was expressly included in the indenture solely for the benefit of a particular series of debt securities will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series, on behalf of all holders of debt securities of such series, may waive our compliance with restrictive provisions of the indenture. (§10.12) Subject to rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series, on behalf of all holders of debt securities of such series, may waive any past default under the indenture, except a default in the payment of principal, premium or interest on any debt securities of such series. (§5.13)

Notices

The trustee will cause all notices to the holders of the debt securities to be mailed by first class mail, postage prepaid to the address of each holder as it appears in the register of debt securities. Any notice so mailed will be conclusively presumed to have been received by the holders of the debt securities.

PROSPECTIVE PURCHASERS SHOULD NOTE THAT UNDER NORMAL CIRCUMSTANCES DTC WILL BE THE ONLY “HOLDER” OF THE DEBT SECURITIES. See “—Denomination, Registration, Transfer and Book-Entry Procedures.”

Governing Law

The indenture and the debt securities are governed by the laws of the State of New York.

The Trustee

Except during the continuance of an event of default, the trustee will perform only the duties that are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. (§§6.1 and 6.3)

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference in the indenture limit the rights of the trustee, should it become our creditor, to obtain payment of claims in cases or to realize on property received as security for any such claim or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate. However, if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act of 1939), it must eliminate the conflict or resign. (§6.8)

Subordination

We will describe the terms and conditions, if any, upon which the debt securities are subordinated to our other indebtedness in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to such debt securities, the restrictions on payments to the holders of such debt securities while a default under such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such debt securities following an event of default and provisions requiring holders of such debt securities to remit payments to holders of senior indebtedness.

Description of Warrants of Regency Centers, L.P.

We may issue warrants, in one or more series, for the purchase of our debt securities. Warrants may be issued independently or together with our debt securities and may be attached to or separate from any offered securities.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants,

•	the debt securities for which each warrant is exercisable,

•	the date or dates on which the right to exercise such warrants commence and expire,

•	the price or prices at which such warrants are exercisable,

•	the currency or currencies in which such warrants are exercisable,

•	the periods during which and places at which such warrants are exercisable,

•	the terms of any mandatory or optional call provisions,

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

•	the identity of the warrant agent, and

•	the exchanges, if any, on which such warrants may be listed.

You should read the particular terms of the documents pursuant to which the warrants will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED BY REGENCY CENTERS CORPORATION

Please note that in the section below, references to “Regency,” “we,” “our” and “us” refer only to Regency Centers Corporation and not to Regency Centers. L.P. or its subsidiaries unless the context requires otherwise.

We or any selling stockholders named in a prospectus supplement, directly or through dealers, agents or underwriters designated from time to time, may offer, issue and sell, separately or together in one or more offerings:

•	shares of our common stock,

•	shares of our preferred stock,

•	depositary shares representing shares of our preferred stock,

•	warrants to purchase our common stock, preferred stock or depositary shares,

•	purchase contracts,

•	units that include any of these securities,

•	guarantees of debt securities; and

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue preferred stock, depositary shares, warrants and purchase contracts that are convertible into or exercisable or exchangeable for common or preferred stock or other securities of ours. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Capital Stock of Regency Centers Corporation

The following description of our capital stock sets forth certain general terms and provisions of the capital stock to which any prospectus supplement may relate and will apply to any capital stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the capital stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our articles of incorporation and bylaws and the Florida Business Corporation Act. See “Where You Can Find More Information” above.

General

We are authorized to issue up to:

•	220,000,000 shares of common stock, $0.01 par value per share,

•	10,000,000 shares of special common stock, $0.01 par value, and

•	30,000,000 shares of preferred stock, $0.01 par value per share.

As of December 31, 2025, we had 182,902,234 shares of common stock issued and outstanding.

All of the outstanding capital stock is, and all of the shares offered by means of this prospectus will be, fully paid and non-assessable. This means that the shares we offer will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments.

Restrictions On Ownership Of Capital Stock

In order for us to qualify as a REIT under the Internal Revenue Code:

•

not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.

•

our stock must be beneficially owned (without reference to attribution rules) by 100 or more persons during at least 335 days in a taxable year of 12 months or during a proportionate part of a shorter taxable year, and

•

certain other requirements must be satisfied (see “Federal Income Tax Considerations—Taxation of our Company” in Exhibit 99 to the Company’s Annual Report on Form 10-K filed with the Commission on February 13, 2026 (the “Form 10-K Tax Disclosure”)).

To ensure that five or fewer individuals do not Beneficially Own (as defined in our articles of incorporation to include ownership through the application of certain stock attribution provisions of the Code) more than 50% in value of our outstanding capital stock, our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own (by virtue of certain of the attribution provisions of the Code), more than 7% by value (the “Ownership Limit”) of our outstanding capital stock.

In addition, because rent from a related tenant (any tenant 10% of which is owned, directly or constructively, by the REIT) is not qualifying rent for purposes of the gross income tests under the Code (see “Federal Income Tax Considerations—Taxation of our Company” in the Form 10-K Tax Disclosure), our articles of incorporation provide that no holder or constructive owner of our stock who owns, directly or indirectly, a 10% interest in any tenant of ours (a “Related Tenant Owner”) may own, or constructively own by virtue of certain of the attribution provisions of the Code (which differ from the attribution provisions applied to determine Beneficial Ownership), more than 9.8% by value of our outstanding capital stock (the “Related Tenant Limit”).

Our board of directors may waive the Ownership Limit and the Related Tenant Limit if evidence satisfactory to the board of directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, our board of directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our REIT status.

Remedies. If shares of capital stock:

•	in excess of the applicable Ownership Limit or Related Tenant Limit, or

•

which (1) would cause the REIT to be beneficially owned by fewer than 100 persons (without application of the attribution rules), or (2) would result in Regency being “closely held” within the meaning of Section 856(h) of the Code, are (a) issued or transferred to any person or (b) retained by any person after becoming a Related Tenant Owner, such issuance, transfer, or retention will be null and void to the intended holder, and the intended holder will have no rights to the stock. Capital stock transferred, proposed to be transferred, or retained in excess of the Ownership Limit or the Related Tenant Limit or which would otherwise jeopardize our status as a REIT (“excess shares”) will be deemed held in trust on behalf of us and for our benefit. Our board of directors will, within six months after receiving notice of such actual or proposed transfer, either:

•	direct the holder of such shares to sell all shares held in trust for Regency for cash in such manner as our board of directors directs, or

•	redeem such shares for a price equal to the lesser of:

•	the price paid by the holder from whom shares are being redeemed, and

•

the average of the last reported sales prices on Nasdaq of the relevant class of capital stock on the 10 trading days immediately preceding the date fixed for redemption by our board of directors, or if such class of capital stock is not then traded on Nasdaq, the average of the last reported sales prices of such class of capital stock (or, if sales prices are not reported, the average of the closing bid and asked prices) on the 10 trading days immediately preceding the relevant date as reported on any exchange or quotation system over which such class of capital stock may be traded, or if such class of capital stock is not then traded over any exchange or quotation system, then the price determined in good faith by our board of directors as the fair market value of such class of capital stock on the relevant date.

If our board of directors directs the intended holder to sell the shares, the holder must receive the proceeds from the sale as trustee for us and pay us out of the proceeds of the sale all expenses incurred by us in connection with the sale, plus any remaining amount of the proceeds that exceeds the amount originally paid by the intended holder for such shares. The intended holder will not be entitled to distributions, voting rights or any other benefits with respect to such excess shares except the amounts described above. Any dividend or distribution paid to an intended holder on excess shares must be repaid to us upon demand.

Miscellaneous. All certificates representing capital stock will bear a legend referring to the restrictions described above.

Our articles of incorporation provide that every shareholder of record of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of our outstanding capital stock and every Actual Owner (as defined in our articles of incorporation) of more than 5% (or such lower percentage as required by the Code or regulations promulgated thereunder) of our outstanding capital stock held by a nominee must give written notice to us of information specified in our articles of incorporation within 30 days after December 31 of each year. In addition, each Beneficial Owner of capital stock and each person who holds capital stock for a Beneficial Owner must provide to us such information as we may request, in good faith, in order to determine our status as a REIT.

The ownership limitations described above may have the effect of precluding acquisition of control of Regency by a third party even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Our board of directors has the right under our articles of incorporation (subject to contractual restrictions, including covenants made to the lenders under our line of credit) to revoke our REIT status if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. In the event of such revocation, the ownership limitations in our articles of incorporation will remain in effect. Any change in the ownership limitations would require an amendment to our articles of incorporation.

Certain Provisions Of Florida Law And Of Our Articles Of Incorporation And Bylaws

We have summarized certain terms and provisions of Florida law and our articles of incorporation and bylaws that could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our securities.

Advance Notice Provisions For Shareholder Business and Nominations

Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before any meeting of our shareholders. Any shareholder nomination or proposal for action at an upcoming shareholder meeting must be delivered to us in the manner and by the deadline described in our bylaws. The presiding officer at any shareholder meeting is not required to recognize any proposal or nomination which did not comply with these requirements.

The purpose of requiring shareholders to give advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders.

Proxy Access

Our bylaws contain a proxy access right provision to permit a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements to include director nominees in our proxy materials for annual meetings of our shareholders. To be eligible to use these proxy access provisions, such shareholders must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of our issued and outstanding shares of common stock continuously for at least the prior three years;

•

represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control of Regency Centers Corporation and that such shareholder or group does not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (with adjustments if the date for the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting).

The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Certain Provisions of Florida Law

We are subject to anti-takeover provisions that apply to public corporations organized under Florida law unless we elect to opt out of those provisions in our articles of incorporation or our bylaws.

We have opted out of the Florida Business Corporation Act provisions regarding the voting of shares in a publicly held Florida corporation that are acquired in a “control share acquisition.” A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

We have not opted out of the Florida Business Corporation Act provisions regarding an “affiliated transaction.” This provision prohibits a publicly held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless:

•	the transaction is approved by a majority of disinterested directors;

•	the transaction is approved by the board of directors before the person becomes an interested shareholder;

•	the corporation has not had more than 300 shareholders of record during the three years preceding the announcement date of the “affiliated transaction”;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of the “affiliated transaction”;

•

the interested shareholder is the beneficial owner of at least 90% of the voting shares (excluding shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors);

•

consideration is paid to the holders of the corporation’s shares equal to the highest amount per share paid by the interested shareholder for the acquisition of the corporation’s shares in the last two years or fair market value, and other specified conditions are met;

•

the transaction is approved by the board of directors and authorized at a meeting of shareholders, and not by written consent, by the holders of two-thirds of the corporation’s outstanding voting shares other than those owned by the interested shareholder; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and certain employee stock plans.

An “interested shareholder” is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a company’s outstanding voting shares.

Exclusive Forum

We have adopted an exclusive forum bylaw which provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer or other employee to us or our shareholders, (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the Florida Business Corporation Act or the articles of incorporation or our bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against us or any director or officer or other employee governed by the internal affairs doctrine shall be the Federal District Court for the Middle District of Florida, Jacksonville Division (or, if such court does not have jurisdiction, a state court located within the State of Florida, County of Duval).

Indemnification and Limitation of Liability

The Florida Business Corporation Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

The indemnification provisions of the Florida Business Corporation Act require indemnification if a director or officer has been wholly successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnity covers expenses actually and reasonably incurred in defending the action.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation or by a vote of shareholders or disinterested directors.

Our bylaws provide for the indemnification of directors, former directors, officers and former officers to the maximum extent permitted by Florida law and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or officer was a party to by reason of the fact that he or she is or was a director or officer of our corporation, or at our request, a director, officer, employee or agent of another corporation. Our bylaws also provide that we may purchase and maintain insurance on behalf of any director or executive officer against liability asserted against the director or executive officer in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

Under the Florida Business Corporation Act, a director or officer is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director or officer except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director or officer had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director or officer derived an improper personal benefit, and willful or intentional misconduct or a conscious disregard for the best interest of the corporation (only if the proceeding is by or in the right of the corporation). Another exception exists for directors involving unlawful distributions. As a result, shareholders may be unable to recover monetary damages against directors or officers for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Description of Common Stock of Regency Centers Corporation

General

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. All actions submitted to a vote of shareholders are voted on by holders of common stock voting together as a single class. Holders of common stock are not entitled to cumulative voting in the election of directors.

Holders of common stock are entitled to receive dividends in cash or in property on an equal share-for-share basis, if and when dividends are declared on the common stock by our board of directors, subject to any preference in favor of outstanding shares of preferred stock.

In the event of the liquidation of our company, all holders of common stock will participate on an equal share-for-share basis with each other in our net assets available for distribution after payment of our liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock.

Holders of common stock are not entitled to preemptive rights, and the common stock is not subject to redemption.

The rights of holders of common stock are subject to the rights of holders of any preferred stock that we have designated or may designate in the future. The rights of preferred shareholders may adversely affect the rights of the common shareholders.

Special Common Stock

Under our articles of incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of special common stock from time to time in one or more classes or series. As of February 17, 2026, no shares of special common stock were outstanding.

The following is a description of the general terms and provisions of our special common stock. We will describe the particular terms of any class or series of special common stock we offer in the applicable prospectus supplement. You should review our articles of incorporation and the applicable amendment to our articles of incorporation creating any special common stock we offer (which will be described in more detail in the applicable prospectus supplement).

The special common stock will bear dividends in such amounts as our board of directors may determine with respect to each class or series. Dividends on any class or series of special common stock must be pari passu with dividends on our common stock. This means that we cannot pay dividends on the special common stock without also paying dividends on an equal basis on our common stock. Upon the liquidation, dissolution or winding up of the company, the special common stock will participate on an equal basis with the common stock in liquidating distributions.

Shares of special common stock will have one vote per share and vote together with the holders of common stock (and not separately as a class except where otherwise required by law), unless the board of directors creates classes or series with more limited voting rights or without voting rights. The board of directors will have the right to determine whether shares of special common stock may be converted into shares of any other class or series or be redeemed, and, if so, the redemption price and the other terms and conditions of redemption, and to determine such other rights as may be allowed by law. Holders of special common stock will not be entitled, as a matter of right, to preemptive rights.

Because we expect special common stock to be closely held as a general rule, we anticipate that most classes or series would be convertible into common stock for liquidity purposes.

The special common stock offered hereby will be issued in one or more classes or series. The applicable prospectus supplement will describe the following terms of the class or series of special stock offered thereby:

(1) the designation of the class or series and the number of shares offered;

(2) the initial public offering price at which the class or series will be issued;

(3) the dividend rate (or method of calculation);

(4) any redemption or sinking fund provisions;

(5) any conversion or exchange rights;

(6) any voting rights;

(7) any listing of the special common stock on any securities exchange;

(8) a discussion of federal income tax considerations applicable to the class or series;

(9) any limitations on issuance of any class or series of stock ranking senior to or on a parity with the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(10) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT for federal tax purposes; and

(11) any other specific terms, preferences, rights, limitations or restrictions of the class or series.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Description of Preferred Stock of Regency Centers Corporation

General

The following is a description of the general terms and provisions of our preferred stock. We will describe the particular terms of any class or series of preferred stock we offer in the applicable prospectus supplement. You should review our articles of incorporation and the applicable amendment to our articles of incorporation creating any preferred stock we offer (which will be described in more detail in the applicable prospectus supplement).

Our board of directors has the ability to issue from time to time up to 30,000,000 shares of preferred stock in one or more classes or series, without shareholder approval. The board of directors may, by adopting an amendment to our articles of incorporation, designate for the class or series:

•	the number of shares and name of the class or series;

•	the dividend rights and preferences, if any;

•	liquidation preferences and the amounts payable on liquidation or dissolution;

•	redemption terms, if any;

•	the voting powers of the series, including the right to elect directors, if any;

•	the terms upon which the class or series may be converted into any other class or series of our stock, including our common stock; and

•	any other terms that are not prohibited by law.

It is impossible for us to state the actual effect on existing shareholders if the board of directors designates any class or new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the class or series have been designated. The issuance of preferred stock could adversely affect the voting power, cash available for dividends, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The board of directors’ authority to issue preferred stock without shareholder approval could make it more difficult for a third party to acquire control of our company, and could discourage any such attempt.

Currently Designated Preferred Stock

Series A Preferred Stock

As of February 17, 2026, 4,600,000 shares of preferred stock have been designated as Series A Preferred Stock, of which 4,600,000 shares of Series A Preferred Stock are issued and outstanding.

Maturity

Unless redeemed by us or converted by the holders in connection with a Change of Control (as defined below), the Series A Preferred Stock will have perpetual terms, with no maturity. The Series A Preferred Stock will not be subject to any sinking fund.

Ranking

The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation, dissolution or winding up:

•	senior to all classes or series of our Common Stock, and to all equity securities issued by us ranking junior to the Series A Preferred Stock;

•

on a parity with the Series B Preferred Stock, and with all other equity securities we may issue, the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Stock and the Series A Preferred Stock;

•

junior to all existing and future indebtedness of Regency, and to any equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock.

Dividends

Holders of the shares of the Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.5625 per share of the Series A Preferred Stock (the “Annual Dividend Rate”), which is equivalent to a rate of 6.250% per annum of the $25.00 per share liquidation preference. These dividends are cumulative from and including August 1, 2023, and are payable in arrears for each quarterly period ending January 31, April 30, July 31 and October 31 on January 31, April 30, July 31 and October 31, of each year, respectively, or, if any such date is not a business day, no later than the next business day. The amount of dividends payable on each dividend payment date for the Series A Preferred Stock will be computed by dividing the Annual Dividend Rate by four. The amount of any dividend payable on the Series A Preferred Stock with respect to any other period (that is shorter or longer than one full quarterly period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in our shareholder records at the close of business on the applicable record date determined each quarter by our board of directors, as provided by the Florida Business Corporation Act, which will not be more than 30 days before the applicable dividend payment date.

We will not declare dividends on outstanding shares of the Series A Preferred Stock or pay or set apart for payment dividends on the Series A Preferred Stock at any time if the authorization, declaration, payment or setting apart for payment thereof:

•	is prohibited by the terms and provisions of any agreement to which we are a party;

•	would constitute a breach or a default of any agreement to which we are a party; or

•	is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are authorized or declared. Accrued but unpaid dividends on shares of the Series A Preferred Stock do not bear interest and holders of Series A Preferred Stock are not entitled to any distributions in excess of the full cumulative distributions described above.

Except as described in the next sentence, no dividends will be authorized, declared and paid or authorized, declared and set apart for payment on any of our capital stock ranking, as to dividends, on a parity with the Series A Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sufficient sum for the payment of such dividends is set apart for such payment on outstanding shares of the Series A Preferred Stock for all past dividend periods. When dividends are not paid in full (or a sufficient sum for such full payment is not set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends authorized and declared upon the Series A Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock will be authorized and declared ratably so that the amount of dividends authorized and declared per share of Series A Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

Except as described in the immediately preceding paragraph, unless full cumulative dividends on outstanding shares of the Series A Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, we will not declare or pay or set aside for payment dividends (other than in shares of our Common Stock or other shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation), declare or make any other distribution on our Common Stock, or any other capital stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, or redeem, purchase, or otherwise acquire for any consideration, or pay or make available any monies for sinking fund for the redemption of, any of our shares of Common Stock, or any other shares of capital stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for other capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation or redemption for the purpose of preserving our qualification as a REIT).

Holders of Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as described above. Any dividend payment made on shares of the Series A Preferred Stock is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable. So long as no dividends are in arrears, we are entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or the winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets that are legally available for distribution to our shareholders a $25.00 per share liquidation preference, plus any amount equal to any accrued and unpaid dividends (whether or not declared) to, but excluding, the date of payment, but without interest, before any distribution of assets may be made to holders of our Common Stock or any other class or series of our capital stock that ranks junior to the Series A Preferred Stock as to liquidation rights. Each such distribution is subject to the “Ranking” section provided above.

Holders of Series A Preferred Stock are entitled to written notice of any liquidation, dissolution, or winding up. After the holders of Series A Preferred Stock receive payment of the full amount of the liquidating distributions to which they are entitled, the holder of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any corporation, trust or entity or of any other corporation with or into Regency, or the sale, lease or conveyance of all or substantially all of our property or business, is not deemed to constitute our liquidation, dissolution, or winding up.

In determining whether a distribution to holders of Series A Preferred Stock (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the Florida Business Corporation Act, no effect will be given to the amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

Optional Redemption

We may, at our option and upon notice, redeem shares of the Series A Preferred Stock, in whole or in part, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends, but not including, the date fixed for redemption (unless the redemption date falls after a dividend record date and prior to the corresponding dividend payment date) without interest. At any time, we will have the right to purchase from a holder of shares of Series A Preferred Stock any shares of Series A Preferred Stock held by such holder in excess of 7% of the value of our outstanding capital stock in order to enforce the ownership restrictions described in the section “—Capital Stock of Regency Centers Corporation—Restrictions On Ownership of Capital Stock” above, to preserve our tax status as a REIT.

Special Optional Redemption

In the event of a Change of Control (as defined below) we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date (unless the redemption date falls after a dividend record date and prior to the corresponding dividend payment date).

A “Change of Control” occurs when, after the Series A Preferred Stock issue date, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of common stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of common stock entitled to vote generally in the election of directors (and such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the immediately preceding bullet point, neither Regency nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed or quoted on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures

We will give notice of redemption by mail, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records. No failure to give such notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to a holder to whom notice was defective or not given. However, no notice of redemption will be required where we elect to redeem Series A Preferred Stock to preserve our REIT qualification.

If we redeem less than all of the Series A Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected by lot or pro rata. If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of Series A Preferred Stock at the close of business on the applicable dividend record date is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

If we have given notice of redemption of any shares of Series A Preferred Stock and have set apart for payment the funds necessary for the redemption for the benefit of the holders of any shares of Series A Preferred Stock called for redemption, then from and after the redemption date:

•	dividends will cease to accrue on such shares of Series A Preferred Stock;

•	the shares of Series A Preferred Stock will no longer be deemed outstanding; and

•	all rights of the holders of the shares will terminate, except the right to receive the redemption price.

If full cumulative dividends on the Series A Preferred Stock have not been paid or declared and set apart for payment for all prior dividend periods, we may not redeem any shares of Series A Preferred Stock unless we simultaneously redeem all outstanding shares of Series A Preferred Stock, and we will not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchange for shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). So long as no dividends are in arrears, we are entitled, at any time and from time to time, to repurchase shares of Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable law.

Voting Rights

Holders of Series A Preferred Stock do not have any voting rights, except as described below.

Whenever dividends on any Series A Preferred Stock are in arrears for six or more consecutive or nonconsecutive quarterly periods, the number of directors then serving on our board of directors will be increased by two (if not already increased by reason of a similar arrearage with respect to any Parity Preferred (as defined below)) and the holders of Series A Preferred Stock will be entitled to vote separately as a class with all other series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation and upon which like voting rights have been conferred and are exercisable, including, in that instance, the Series B Preferred Stock (“Parity Preferred”), in order to fill the newly created vacancies, for the election of a total of two additional directors of Regency (the “Preferred Stock Directors”) at the annual meeting of shareholders or at a special meeting of the Series A Preferred Stock called by us at the request of holders of record of at least 10% of the Series A Preferred Stock or the holders of record of at least 10% of any series of Parity Preferred also in arrears (unless such request is received less than 90 days before the date fixed for the next annual meeting of shareholders), and at each subsequent annual meeting until (or, if the directors are divided into classes, at the conclusion of the terms of each Preferred Stock Director) all dividends accrued on the shares of Series A Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period are fully paid.

Each Preferred Stock Director, as a qualification for election (and regardless of how elected) will submit to our board of directors a duly executed, valid, binding and enforceable letter of resignation from our board of directors, to be effective upon the date upon which all dividends accrued on the shares of Series A Preferred Stock and Parity Preferred for the past dividend periods and the dividend for the then current dividend period are fully paid, at which time the terms of office of all persons elected as Preferred Stock Directors by the holders of Series A Preferred Stock and any Parity Preferred will, upon the effectiveness of their respective letters of resignation, terminate, and the number of directors then serving on our board of directors will be reduced accordingly. A quorum for any meeting will exist if at least a majority of the outstanding shares of Series A Preferred Stock and shares of Parity Preferred upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at the meeting.

The Preferred Stock Directors will be elected upon the affirmative vote of a plurality of the shares of Series A Preferred Stock and Parity Preferred (regardless of liquidation preference) present and voting in person or by proxy at a duly called and held meeting at which a quorum is present. If and when all accrued dividends and the dividend for the then current dividend period on the Series A Preferred Stock are paid in full, the holders of Series A Preferred Stock will be divested of the these voting rights (subject to revesting each and every time dividends on the Series A Preferred Stock are in arrears for six of more consecutive or non-consecutive quarterly periods).

Any Preferred Stock Director may be removed at any time with or without cause by, and will not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as dividends on the Series A Preferred Stock continue to be in arrears, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors will each be entitled to one vote per director on any matter properly coming before our board of directors.

In no event will the holders of Series A Preferred Stock be entitled to elect a director that would cause Regency to fail to satisfy a requirement relating to director independence of any securities exchange on which any class or series of our stock is listed.

So long as any shares of Series A Preferred Stock are outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of our outstanding Series A Preferred Stock, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting:

•	voluntarily terminate or revoke our status as a REIT;

•

amend, alter or repeal of any of the provisions of our articles of incorporation (whether by merger, consolidation or otherwise (an “Event”)) so as to materially and adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series A Preferred Stock or the holders of Series A Preferred Stock; or

•

authorize, create or increase the authorized number of shares of any class or series, or any security convertible into shares of any class or series of our stock ranking senior to the Series A Preferred Stock as to distribution or any liquidation, dissolution or winding up or as to the payment of dividends;

provided, however, that, in the case of each of the bullet points listed above, no such vote of the holders of Series A Preferred Stock will be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, all outstanding shares of Series A Preferred Stock will have been redeemed or called for redemption upon proper notice and sufficient funds will have been deposited in trust to effect such redemption or, in the case of an Event, regardless of the date of the transaction, the holders of Series A Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.

With respect to the occurrence of any Event described above, (a) any increase in the authorized amount of any shares Series A Preferred Stock or any shares ranking on a parity with or junior to the Series A Preferred Stock will not be deemed to materially adversely affect the rights and preferences, and (b) any filing with the Florida Division of Corporations by us will not be deemed to be an amendment, alteration or repeal of any of the provisions of the articles of incorporation that materially and adversely affects the rights and preferences, provided that: (1) Regency is the surviving entity and the Series A Preferred Stock remain outstanding with terms materially unchanged in any respect adverse to the holders of Series A Preferred Stock; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are substantially similar to that of the Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of Series A Preferred Stock).

Each holder of Series A Preferred Stock will be entitled to one vote for each liquidation preference per share with respect to shares of the Series A Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series A Preferred Stock has been cast or given on any matter on which the holders of Series A Preferred Stock are entitled to vote will be determined by us by reference to the specified liquidation amounts of the shares voted or covered by the consent.

The holders of Series A Preferred Stock will have exclusive voting rights on any proposed amendment to the articles of incorporation that would alter only the contract rights of the Series A Preferred Stock.

Except as expressly stated in our articles of incorporation, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders of Series A Preferred Stock will not be required for the taking of any corporate action, including, but not limited to, any merger or consolidation, or a sale of all or substantially all of our assets, or our liquidation or dissolution, irrespective of the effect that such merger, consolidation, sale, liquidation or dissolution may have upon the rights, preferences or voting power of the holders of Series A Preferred Stock

Conversion Rights

The Series A Preferred Stock is not convertible or exchangeable for any property or other services unless upon occurrence of a Change of Control.

Upon the occurrence of a Change of Control, unless, upon the date fixed for such conversion, we provide notice of redemption of such shares of Series A Preferred Stock as described above under “Optional Redemption” or “Special Redemption”, then, unless the holders of Series A Preferred Stock will receive Alternative Form Consideration as described below, each holder of Series A Preferred Stock will have the right to convert all or part of the Series A Preferred Stock held by such holder into a number of shares of our Common Stock per share of Series A Preferred Stock to be so converted, or the Common Share Conversion Consideration, equal to the lesser of:

•

the quotient obtained (the “Conversion Rate”) by dividing (A) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the conversion date (as defined below) is after a record date for the payment or a dividend on the Series A Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the sum), by (B) the Common Stock Price (as defined below); and

•	0.6709 (the “Share Cap”), subject to the adjustments described below.

The Share Cap will be subject to pro rata adjustments for any stock splits (including those effected pursuant to a Common Stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the conversion rights in connection with a Change of Control and respect of the Series A Preferred Stock will not exceed 3,086,140 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase on a pro rata basis if the number of authorized shares of Series A Preferred Stock increases after the first date on which any shares of the Series A Preferred Stock are issued (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of our Common Stock will be converted into cash, securities or other property or assets, including any combination thereof (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of a share of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of our Common Stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”).

If the holders of our Common Stock have the opportunity to elect the form of consideration to be received in connection with the Change of Control, the form of consideration that the holders of Series A Preferred Stock will receive will be in the form of consideration elected by the holders of a plurality of the shares of Common Stock held by shareholders who participate in the election and will be subject to any limitations to which all holders of our Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Change of Control.

We will not issue fractional shares of Common Stock upon the conversion of Series A Preferred Stock. Instead, we will pay the cash value of any such fractional shares based on the Common Stock Price (defined below).

The “Conversion Date” with respect to any Change of Control is the date the Series A Preferred Stock is to be converted, which will be a business day no fewer than 20 days nor more than 35 days after the date on which we provide notice of the Change of Control.

The “Common Stock Price” for any Change of Control will be (x) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of our Common Stock is solely cash, and (y) the average of the closing prices per share of Common Stock on the NYSE, the NYSE American or Nasdaq for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash.

If a Conversion Date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of Series A Preferred Stock at the close of business on such dividend record date will be entitled to receive the dividend payable on such shares on the corresponding payment date, notwithstanding the conversion of such shares on or prior to such payment date, but the Conversion Rate will not be calculated to include such accrued and unpaid dividends.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of record of outstanding shares of Series A Preferred Stock, at the addresses for such holders shown in our stock transfer records, a notice of the occurrence of the Change of Control. A failure to give such notice, any defect of the notice, or any defect in the mailing of the notice will not affect the sufficiency of the notice or validity of the proceedings for conversion of any shares of Series A Preferred Stock in connection with a Change of Control, except as to the holder to whom notice was defective or not given. A notice that has been mailed in the manner provided in this paragraph will be conclusively presumed to be given on the date it is mailed whether or not the stockholder received such notice. We will issue a press release containing the information stated in such a notice, and post such a notice on our website, prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.

To exercise the conversion rights in connection with a Change of Control, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the applicable Conversion Date, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written notice of exercise and any other documents the we reasonably require in connection with such conversion, to our conversion agent. The conversion notice must state the number of shares of Series A Preferred Stock to be converted.

Holders of Series A Preferred Stock may withdraw any notice of exercise of a conversion right in connection with a Change of Control (in whole or in part), by a written notice of withdrawal, containing the requisite information, delivered to our conversion agent prior to the close of business on the business day prior to the applicable Conversion Date. However, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must instead comply with applicable procedures of the DTC.

Shares of Series A Preferred Stock as to which the holder’s conversion right has been properly exercised and for which the notice of exercise has not been properly withdrawn will be converted into the applicable form of consideration on the applicable Conversion Date unless, prior to the Conversion Date, we provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to its our optional redemption right or special redemption right.

We will deliver the amounts owing upon the conversion no later than the third business day following the applicable Conversion Date.

In connection with the exercise of any conversion rights due to a Change of Control, we will comply with all U.S. federal and state securities laws and stock exchange rules regarding any conversion of shares of Series A Preferred Stock into the applicable conversion consideration.

Notwithstanding any other provision of the terms of the Series A Preferred Stock, no holder of the Series A Preferred Stock will be entitled to convert any shares of Series A Preferred Stock into shares of Common Stock to the extent that receipt of such shares of Common Stock would cause such holder (or any other person) to violate our “Restrictions on Ownership and Transfer” as described above under “—Capital Stock of Regency Centers Corporation—Restrictions On Ownership of Capital Stock”.

The conversion and redemption features of the Series A Preferred Stock may make it more difficult for or discourage a party from taking over Regency.

Information Rights

During any period during which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we would have been required to file with the SEC if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of Series A Preferred Stock.

Listing

Our Series A Preferred Stock is listed on The Nasdaq Stock Market LLC, under the symbol “REGCP.”

Series B Preferred Stock

As of February 17, 2026, 4,400,000 shares of preferred stock have been designated as Series B Preferred Stock, of which 4,400,000 shares of Series B Preferred Stock are issued and outstanding. The terms of the Series B Preferred Stock are substantially similar to the terms of the Series A Preferred Stock, other than as follows:

Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of our funds legally available for the payment of dividends, preferential cumulative dividends payable in cash at the rate per annum of $1.4688 per share of the Series B Preferred Stock, which is equivalent to a rate of 5.875% per annum of the $25.00 per share liquidation preference. Dividends on shares of Series B Preferred Stock are payable in quarterly arrears.

Optional Redemption

The Series B Preferred Stock is not redeemable by us prior to October 1, 2024, except under circumstances where it is necessary to preserve our status as a REIT for U.S. federal income tax purposes and except upon the occurrence of certain Changes of Control. On and after October 1, 2024, we may, at our option, upon not less than 30 nor more than 90 days’ written notice, redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends to, but excluding, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series B Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

Special Optional Redemption

In the event of a Change of Control, regardless of whether such Change of Control occurs prior to or after October 1, 2024, we will have the option to redeem the Series B Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share equal to $25.00 plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series B Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price), upon the giving of the requisite notice.

“Change of Control” is defined the same as it is for the Series A Preferred Stock.

Conversion Rights

Upon the occurrence of a Change of Control, unless, prior to the date fixed for such conversion, we provide notice of redemption of such shares of Series B Preferred Stock in a manner similar to the procedures for the Series A Preferred Stock described above under “Optional Redemption” or “Special Optional Redemption”, then, unless holders of Series B Preferred Stock will receive the Alternative Form Consideration, each holder of Series B Preferred Stock will have the right to convert all or part of the Series B Preferred Stock held by such holder into a number of shares of Common Stock per share of Series B Preferred Stock to be so converted, or the Common Share Conversion Consideration, equal to the lesser of:

•

the quotient obtained (the “Conversion Rate”) by dividing (i) the sum of $25.00 plus the amount of any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the applicable date fixed for conversion (unless the applicable Conversion Date is after a record date set for the payment of a dividend on the Series B Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in this sum), by (ii) the Common Share Price; and

•	0.6066 (as used in this subsection, the “Share Cap”), subject to certain adjustments described below.

The Share Cap will be subject to pro rata adjustments for Share Splits with respect to our Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable) issuable in connection with the exercise of conversion rights in connection with a Change of Control and in respect of the Series B Preferred Stock will not exceed 2,669,040 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable) subject to increase on a pro rata basis if the number of authorized shares of Series B Preferred Stock increases after the first date on which any shares of the Series B Preferred Stock are issued (as used in this subsection, the “Exchange Cap”). The Exchange Cap applicable is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and is subject to increase in the event that additional shares of Series B Preferred Stock are issued in the future.

Listing

Our Series B Preferred Stock is listed on The Nasdaq Stock Market LLC, under the symbol “REGCO.”

Preferred Stock We May Offer

The preferred stock that may be offered will be issued in one or more classes or series. The preferred stock will have the dividend, liquidation, redemption, voting and other rights described below. The applicable prospectus supplement will describe the following terms of the class or series of preferred stock offered thereby:

(1) the designation of the class or series and the number of shares offered;

(2) the liquidation preference of the class or series;

(3) the initial public offering price at which the class or series will be issued;

(4) the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

(5) any redemption or sinking fund provisions;

(6) any conversion or exchange rights;

(7) any voting rights;

(8) any listing of the preferred stock on any securities exchange;

(9) a discussion of federal income tax considerations applicable to the class or series;

(10) the relative ranking and preferences of the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(11) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

(12) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT for federal tax purposes.

Rank

The preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution and winding up, rank prior to the common stock (including any special common stock) and all other classes and series of our equity securities hereafter authorized, issued or outstanding, other than any classes or series of our equity securities which by their terms specifically provide for a ranking on a parity with (the “parity stock”) or senior to (the “senior stock”) the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up. We sometimes refer collectively to the common stock and the other classes and series of equity securities that are not senior stock or parity stock as the “junior stock.” The preferred stock will be on a parity with our Series A Preferred Stock or Series B Preferred Stock if our board of directors specifically makes it on a parity with these series of preferred stock. Otherwise, the preferred stock will be junior to these series of preferred stock. The preferred stock will be junior to all our outstanding debt. The preferred stock will be subject to future creation of senior stock, parity stock and junior stock to the extent not expressly prohibited by the amendment to our articles of incorporation that designates the class or series of preferred stock.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, dividends or distributions in cash, property or our other assets or securities or from any other source as our board of directors determines, in its discretion, and at such dates and at such rates per share per year as described in the applicable prospectus supplement. The dividend rate may be fixed or variable, or both. Each declared dividend will be payable to holders of record as they appear at the close of business on our books on record dates determined by our board of directors.

Dividends on a class or series of preferred stock may be cumulative or non-cumulative. If dividends on a class or series of preferred stock are non-cumulative and if our board of directors fails to declare a dividend for a dividend period with respect to the class or series, then holders of the class or series will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared payable on any future dividend payment dates. If dividends on a class or series of preferred stock are cumulative, the dividends on the shares will accrue from and after the date set forth in the applicable prospectus supplement.

No full dividends will be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the class or series of preferred stock offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on such preferred stock (including any accumulation of unpaid dividends for prior dividend periods, if dividends on such preferred stock are cumulative) have been or are contemporaneously declared and paid or are declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) on such preferred stock and any of our parity stock ranking on a parity as to dividends with such preferred stock, dividends on such preferred stock and dividends on such parity stock will be declared pro rata so that the amount of dividends declared per share on such preferred stock and such parity stock will in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on such preferred stock (including any accumulation of unpaid dividends for prior dividend periods, if dividends on such preferred stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such parity stock, bear to each other. No interest, or sum of money in lieu of interest, will be payable with respect to any dividend payment(s) on preferred stock that may be in arrears.

Unless full dividends on the class or series of preferred stock offered by the applicable prospectus supplement have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation of unpaid dividends for prior dividend periods, if dividends on such preferred stock are cumulative):

•	we may not declare, set aside or pay any cash dividend or distribution (other than in shares of junior stock) on the junior stock;

•

we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of our junior stock (or pay any amounts into a sinking fund for the redemption of any shares of our junior stock) except by conversion into or exchange for junior stock; and

•

we may not, directly or indirectly, repurchase, redeem or otherwise acquire any such preferred stock or any stock ranking on parity with such preferred stock (or pay any amounts into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of such preferred stock and such parity stock (except by conversion into or exchange for junior stock).

The limitations described above will not apply to:

•	payments in lieu of fractional shares in connection with a merger, stock dividend or similar event; or

•	any redemption necessary in order to preserve our status as a REIT.

Any dividend payment made on a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series.

Liquidation

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of a class or series of preferred stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of

•	any preferred stock junior on our liquidation, dissolution or winding up, or

•	our common stock (including any special common stock),

to receive a liquidating distribution in the amount of the liquidation preference per share as set forth in the applicable prospectus supplement, plus accrued and unpaid dividends for the then-current dividend period (including any accumulation of unpaid dividends for prior dividend periods, if dividends on the class or series of preferred stock are cumulative). The liquidation preference is not indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

If the amounts available for distribution with respect to a class or series of preferred stock and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all such parity stock outstanding, then the holders of each class or series will share ratably in any such distribution of assets in proportion to the full respective preferential amounts (which may include accumulated dividends) to which they are entitled. Unless otherwise provided in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Redemption

The terms, if any, on which preferred stock of any class or series may be redeemed will be set forth in the applicable prospectus supplement. These terms will include:

•	whether the shares are redeemable at our election or the election of the holder or are mandatorily redeemable on a specified date or the occurrence of a specified event;

•	the redemption price (or the manner of calculating the redemption price), including any premium over the liquidation preference per share;

•	whether the redemption price will be payable in cash or other consideration;

•	the redemption date or dates;

•	redemption notice requirements;

•	other procedures for redemption, including the manner for selecting shares to be redeemed if fewer than all shares of the class or series are to be redeemed; and

•

when, where and how we must make a deposit of the redemption price in order for the shares called for redemption to be deemed no longer outstanding and the date as of which they will cease to be deemed outstanding if we comply with these provisions.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock will be convertible into our common stock will be set forth in the applicable prospectus supplement. These terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculating the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of such preferred stock.

Voting

The preferred stock of a class or series will not be entitled to vote, except (1) as described in the applicable prospectus supplement or (2) as required by Florida law.

Under Florida law in effect on this date of this prospectus, holders of our preferred stock will be entitled to vote as a single class on any amendment to our articles of incorporation, whether or not our articles of incorporation expressly give them voting rights, if the amendment would:

•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•	effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of the class;

•	change the designation, rights, preferences or limitations of all or part of the shares of the class;

•	change the shares of all or part of the class into a different number of shares of the same class;

•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class;

•

increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

Any such amendment would require the affirmative vote of a majority of the votes cast by the holders of preferred stock with respect to the amendment. However, if the amendment would create dissenters’ rights of appraisal, adoption of the amendment would require the affirmative vote of a majority of the votes entitled to be cast by the holders of preferred stock. If the amendment would affect a series of preferred stock in one or more of the ways described above in a substantially different way than any other series, the series so affected will be entitled to vote as a separate class on the amendment.

No Other Rights

The shares of a class or series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or described in the applicable prospectus supplement, set forth in the applicable amendment to our articles of incorporation designating the class or series or as otherwise required by law.

Transfer Agent

The transfer agent for each series of preferred shares will be Broadridge Corporate Issuer Solutions, Inc., unless a different transfer agent is named in the applicable prospectus supplement.

Description of Depositary Shares of Regency Centers Corporation

We may, at our option, elect to offer fractional interests in shares of preferred stock or common stock rather than a full share of preferred stock or common stock. In that event, receipts (“depositary receipts”) will be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred stock or common stock, as described in the applicable prospectus supplement.

Any class or series of preferred stock or common stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or common stock represented by such depositary share, to all the rights and preferences of the preferred stock or common stock represented thereby, including dividend and liquidation rights and any right to convert the stock into shares of our capital stock of a different class or series.

We will describe the particular terms of any depositary shares we offer in the applicable prospectus supplement. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

Description of Warrants of Regency Centers Corporation

We may issue warrants, in one or more series, for the purchase of our common stock, preferred stock or depositary shares. Warrants may be issued independently or together with our common stock, preferred stock or depositary shares and may be attached to or separate from any offered securities.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue shares of stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants,

•	the stock for which each warrant is exercisable,

•	the date or dates on which the right to exercise such warrants commence and expire,

•	the price or prices at which such warrants are exercisable,

•	the currency or currencies in which such warrants are exercisable,

•	the periods during which and places at which such warrants are exercisable,

•	the terms of any mandatory or optional call provisions,

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration,

•	the identity of the warrant agent, and

•	the exchanges, if any, on which such warrants may be listed.

You should read the particular terms of the documents pursuant to which the warrants will be issued, which will be described in more detail in the applicable prospectus supplement.

Description of Purchase Contracts of Regency Centers Corporation

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt or equity securities issued by us, Regency Centers, L.P. or securities of third parties or any combination of such securities at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units of Regency Centers Corporation

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, depositary shares, shares of common stock, debt securities of Regency Centers, L.P. or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis through one or more agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, in negotiated transactions (including block trades), in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the applicable prospectus supplement. We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market. We may elect to list any series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of a series of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.

FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or the debt securities of Regency Centers, L.P. is set forth in Exhibit 99 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 13, 2026, and incorporated by reference in this prospectus. As discussed under the caption “Incorporation of Certain Documents by Reference,” we will incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We expect that future SEC filings under the Exchange Act will include summaries of certain material U.S. federal income tax considerations that will supersede and replace entirely all earlier such summaries.

The summary of certain material U.S. federal income tax considerations incorporated by reference is for general information purposes only and does not constitute tax advice. Investors should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership, and disposition of our capital stock or the debt securities of Regency Centers, L.P. arising under other U.S. federal laws (including estate or gift tax laws), under the laws of any state, local, or non-U.S. taxing jurisdiction or under any applicable tax treaty.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Foley & Lardner LLP will pass upon certain legal matters with respect to the validity of shares of our capital stock and certain other legal matters relating to Florida law on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Regency Centers Corporation and Regency Centers, L.P. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Dividend Reinvestment and Stock Purchase Plan

100,000 Shares of Common Stock

April 10, 2026

PROSPECTUS SUPPLEMENT